UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K/A
(Amendment No. 1)
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
April 9, 2008
(Date of earliest event reported)

ENDEVCO, INC.
(Exact name of registrant as specified in its charter)

State of Texas	001-31433	74-2142545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2425 Fountainview Dr., Suite 215
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No.1 on Form 8-K/A amends the Current Report on Form 8-K (as hereby amended, the "Report") of EnDevCo, Inc. (the "Company") filed with the Securities and Exchange Commission on October 28, 2008 reporting that (i) on April 9, 2008, GasRock Capital, LLC ("GasRock") delivered to the Company a Notice of Events of Default and Unmatured Events of Default under that certain Advancing Term Credit Agreement, as amended, by and between EnDevCo Eureka, LLC ("Eureka") and GasRock (the "Credit Agreement"), (ii) on April 16, 2008, GasRock delivered to the Company a Notice of Acceleration under the Credit Agreement and (iii) on July 22, 2008, GasRock, Eureka and Alliance Energy Corporation entered into that certain Limited Forbearance Agreement, pursuant to which GasRock agreed, subject to the terms thereof, to forbear from pursuing remedies under the Credit Agreement. The Report is being hereby amended to include the Credit Agreement as Exhibit 10.2, the First Amendment to April 2006 Credit Agreement as Exhibit 10.2(a) and the Second Amendment to Credit Agreement as Exhibit 10.2(b) under Item 9.01(d) of the Report. The description of the Credit Agreement in the Report is qualified in its entirety by reference to the text of the Credit Agreement, which is incorporated in the Report by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title of Document

10.2	ADVANCING TERM CREDIT AGREEMENT BETWEEN ENDEVCO EUREKA, LLC, a Delaware limited liability company, as Borrower AND GASROCK CAPITAL LLC, a Delaware limited liability company, as Lender Dated Effective as of April 13, 2006

10.2(a)	First Amendment to April 2006 Credit Agreement

10.2(b)	Second Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEVCO, INC.

October 30, 2008	CHRIS A. DITTMAR
CHRIS A. DITTMAR
CHIEF EXECUTIVE OFFICER

Exhibit 10.2

ADVANCING TERM CREDIT AGREEMENT

BETWEEN

ENDEVCO EUREKA, LLC,
a Delaware limited liability company,
as Borrower

AND

GASROCK CAPITAL LLC,
a Delaware limited liability company,
as Lender

Dated Effective as of April 13, 2006

ADVANCING TERM LOAN OF UP TO $30,000,000

i

ii

EXHIBITS

Exhibit A	Property Descriptions
Exhibit B	Form of Note
Exhibit C	Form of Property Operating Statement
Exhibit D	Form of Request for Commitment
Exhibit E	Form of Cost Certificate
Exhibit F	Form of Overriding Royalty Interest
Exhibit G	Conveyance Form of Intercreditor Agreement

SCHEDULES

Schedule 2.1(a)	Wire Transfer Instructions
Schedule 2.1(b)(i)	Committed Development Operations
Schedule 4.1(b)	Members of Borrower
Schedule 4.1(c)	Membership Interests Obligations
Schedule 4.1(g)	Borrower's Pro Forma Financial Statements
Schedule 4.1(h)	Other Obligations and Restrictions
Schedule 4.1(j)	Litigation
Schedule 4.1(m)	Unpaid Bills
Schedule 4.1(o)	Affiliates
Schedule 4.1(s)	Compliance with Environmental and Other Laws
Schedule 4.1(t)	Equipment Description
Schedule 4.1(u)	Purchasers of Hydrocarbons
Schedule 4.1(v)	Existing Hydrocarbon Sales Agreements
Schedule 4.1(w)	Existing Swap Agreements
Schedule 7.1(e)	Additional Reserve Report Parameters and Guidelines
Schedule 7.2(k)	Existing Liens

iii

ADVANCING TERM CREDIT AGREEMENT

     THIS ADVANCING TERM CREDIT AGREEMENT ("Credit Agreement") is made and entered into effective as of the 13th day of April, 2006 by and among ENDEVCO EUREKA, LLC, a Delaware limited liability company ("Borrower"), and GASROCK CAPITAL LLC, a Delaware limited liability company ("Lender").

     WHEREAS, Borrower has requested that Lender make available, and Lender is willing to make available to Borrower on the terms and conditions hereinafter set forth, loans for the acquisition and, where specifically noted, the development of certain oil and gas properties.

     NOW, THEREFORE, the parties hereto in consideration of the foregoing and the terms, covenants, provisions and conditions hereinafter set forth hereby agree as follows:

ARTICLE I
DEFINITIONS AND REFERENCES

     Section 1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "AAA" is defined in Section 12.1(a).

     "Accounting Procedure" means the accounting procedure attached to and incorporated in any Operating Agreement.

     "Administration Fee" is defined in Section 7.1(gg).

     "AFE" means Authorization for Expenditures.

     "Affiliate(s)" means, as to any Person (as hereinafter defined), any other Person who directly or indirectly controls, is under common control with, or is controlled by such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership, membership or other ownership interests, by contract or otherwise), provided that, in any event (i) any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership, membership or other ownership interests of any other Person will be deemed to control such other Person, (ii) any subsidiary of Borrower shall be deemed to be an Affiliate of Borrower, (iii) the members of Borrower and any Persons they control will be deemed Affiliates of Borrower, and (iv) any direct or indirect stockholder or other equity owner of any members of Borrower shall be deemed to be an Affiliate of Borrower.

     "Agreement" means this Advancing Term Credit Agreement, as the same may be amended, restated, extended or otherwise modified from time to time.

     "Arbitration Notice" is defined in Section 12.1(c).

     "Borrower" has the meaning assigned to that term in the preamble of this Agreement.

     "Borrower Operating Account" means that certain bank account maintained by Borrower with Amegy Bank, ABA #113011258 to Account #3669696.

     "Borrower Sub-Account" is defined in Section 2.7(a).

     "Business Day" means for all purposes, a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas or the laws of the United States of America and, if such day relates to the determination of the LIBOR Rate, means any such day on which dealings in U.S. dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

     "Change of Control" means, with respect to any Person, an event or series of events by which the holders of the capital ownership of such Person as of the date hereof cease to own and control, directly and indirectly, at least fifty-one percent (51%) of such Person's capital ownership.

     "Closing" is defined in Section 9.1.

     "Closing Costs" is defined in Section 2.1(a).

     "Closing Date" is defined in Section 9.1.

     "Collateral" means all property of any kind which, pursuant to any Loan Document, is subject to a Lien in favor of Lender or is purported or intended to be subject to such a Lien, including without limitation, the Properties, Borrower's interest in the Hydrocarbons produced therefrom or attributable thereto, the Equipment (including Fixtures), gathering systems, Borrower's interests in the seismic, geological and geophysical data relating thereto, Borrower's books and records relating thereto, the Members'membership interests in Borrower and all products and proceeds of any of the foregoing.

     "Committed Development Loan" is defined in Section 2.1(b). "Cost Certificate" is defined in Section 2.1(b).

     "Debt" means all indebtedness, liabilities and obligations, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered debt pursuant to GAAP.

     "Debt Service" means the principal and interest due pursuant to the Note for any Interest Period.

     "Deed of Trust" is defined in Section 6.1.

     "Default Rate" means the lesser of (i) fifteen percent (15%) per annum and (ii) the Maximum Rate.

     "Defensible Title" means with respect to the Properties, such title that: (A) with respect to each well or Unit located on the Leases entitles Borrower to receive, free and clear of all royalties, overriding royalties and net profits interests (except the ORRI), or other burdens on or measured by production of Hydrocarbons, not less than the Net Revenue Interests of Borrower reflected on Exhibit "A" for such wells or Units for the productive life of such well or Unit (subject only to the Permitted Encumbrances); and (B) with respect to each well or Unit located on the Leases obligates Borrower to bear costs and expenses relating to the maintenance, development and operation of such well or Unit in an amount not greater than the Working Interests reflected on Exhibit "A" for the productive life of such well or Unit (subject only to the Permitted Encumbrances); free and clear of any Lien, other than the Permitted Encumbrances and any Liens in favor of Lender and its Affiliates.

     "Deposit Account Control Agreement" means that certain agreement dated of even date herewith among Borrower, Lender and Amegy Bank covering the Borrower Operating Account.

     "Development Loan" means the loan or loans made or to be made from Lender to Borrower, as evidenced by the Note, to fund Borrower's share of the costs and expenses of Development Operations.

     "Development Operations" means the (i) drilling, sidetracking, deepening, completing, recompleting or reworking activities or similar activities proposed by Borrower from time to time prior to the Drawdown Termination Date to be conducted on any of the Properties and (ii) the acquisition of any one or more additional oil or gas properties proposed by Borrower from time to time prior to the Drawdown Termination Date.

     "Direct Taxes" means, without duplication (a) Property Taxes, (b) Severance Taxes, (c) ad valorem taxes, (d) conservation taxes, and (e) any other taxes of any kind, excluding only income taxes and franchise taxes imposed on Borrower or any producer in connection with or as a result of its ownership of interests in the Properties.

     "Drawdown Termination Date" means, with regard to Development Loans, April 30, 2009.

     "Emergency Action" means an explosion, fire, flood or other sudden emergency, whether of the same or different nature relating to any Oil and Gas Property or Well subject to the liens and security interests under the Security Documents.

     "Engineers" means, unless specifically provided otherwise, an independent petroleum engineering firm to be mutually acceptable to Borrower and Lender; provided that any prior acceptance by a party of any independent petroleum engineering firm does not necessarily denote acceptance by such party of such firm at any future time or date.

     "Environmental Laws" means any and all federal, state or local statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes. For purposes of this definition, "chemicals" includes all substances referred to in the second sentence of the definition herein of "Hazardous Materials."

     "Environmental Report" means that certain Environmental Audit Assessment dated December 21, 2005, prepared by Envirotech Engineering & Consulting, Inc. and delivered to Lender, which report covers the Properties described on Exhibit "A" as of the Closing Date.

     "Equipment" means all equipment of Borrower more particularly described in Schedule 4.1(t), and all other equipment of Borrower, used for or in the operation of the Properties which may not be described in Schedule 4.1(t), of every kind and nature whether located on the Properties or located elsewhere, including but not limited to all pipelines, well and lease equipment and surface equipment, casing, tubing, connections, rods, pipe, machines, other compressors, gathering systems, meters, motors, pumps, tankage, fixtures, storage and handling equipment and all other equipment or movable property of any kind and nature and wherever situated now or hereafter owned by Borrower or in which Borrower may now or hereafter have any interest (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all logs and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes and replacements for any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any employee pension benefit plan which is maintained by any Person subject to Title IV of ERISA.

     "Event of Default" is defined in Section 10.1.

     "Expenses" means, in connection with the Properties, Borrower's share of costs and expenses relating to, without duplication, Operating Expenses, Direct Taxes, royalties, overriding royalty interests and associated Swap Settlement Payables.

     "Facility Fees" means the fees owed by Borrower to Lender as consideration, in part, for Lender's assistance to Borrower in structuring the transactions contemplated under this Agreement and the other Loan Documents in an amount equal to 2.0% of amount of the Initial Loan funded at Closing, plus an additional 2.0% of any Loan (including any Development Loan) each time a Loan is funded after Closing.

     "Financial Statements" means the financial statements of Borrower required to be delivered pursuant to Section 7.1(c) hereof.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Gross Receipts" means, in relation to and arising from the Properties and Permitted Swap Agreements, all sums received by Borrower, including, but not limited to, Purchase Price Adjustments, Swap Settlement Proceeds and proceeds under gas sales agreements, oil sales agreements, natural gas liquids sales agreements, gas processing agreements, gas gathering agreements, Operating Agreements, including, but not limited to receipts pursuant to Accounting Procedures, and any other receipts relating to or arising from the Properties, other than the proceeds of Collateral governed separately by Section 2.4(b).

     "Guarantee" shall include any agreement, whether such agreement is on a contingency basis or otherwise, to purchase, repurchase or otherwise acquire any Debt or liability of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services in any such case primarily for the purpose of enabling another Person to make payment of any such Debt or liability, or to make any payment (whether as a capital contribution, purchase of any equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with Debt or liability of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Debt or liability.

     "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise. "Hazardous Materials" also includes (a) any petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel
(including any mixtures of the foregoing) that has been or may be emitted, discharged or released into the environment, and (b) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal reserves.

     "Hydrocarbons" means crude oil, condensate, natural gas, natural gas liquids and other hydrocarbons.

     "Hydrocarbon Interests" means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases with respect to Hydrocarbons wherever located, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests relating to Hydrocarbons wherever located, including any beneficial, reserved or residual interest of whatever nature.

     "Initial Loan" is defined in Section 2.1(a).

     "Intercreditor Agreement" means that certain Intercreditor Agreement dated of even date herewith among Lender, Borrower and BP North America and any other counterparty approved by Lender, executed and delivered pursuant to Section 7.1(x) below, in substantially the same form and content as Exhibit G attached hereto.

     "Interest Period" means each monthly period beginning on (but not including) the Repayment Date in one calendar month and ending on (and including) the Repayment Date in the next following calendar month, provided that the first Interest Period for the Note and Loans shall begin on the date a Loan is first funded hereunder and ending on the Repayment Date in May, 2006.

     "Interest Rate" means the lesser of (a) the Maximum Rate and (b) the greater of (i) twelve percent (12.0%) per annum and (ii) the LIBOR Rate, plus the LIBOR Margin; but in no event greater than the Maximum Rate.

     "Investment" in any Person means the amount paid or committed to be paid or the value of property or wages contributed or committed to be contributed by the Person making the Investment on its account for or in connection with its acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security of the Person in whom such Investment is made or any evidence of Debt of such Person in whom the Investment is made.

     "JIBs" is defined in Section 7.1(c)(iii).

"Lease" or "Leases" means, whether one or more, (i) those certain oil, gas and/or mineral leases set forth in the description of the Property on Exhibit "A" and any other interests in such leases, whether now owned or hereafter acquired by Borrower, and any extension, renewals, corrections, modifications, elections or amendments of any such oil and gas leases, or (ii) other oil, gas and/or mineral leases or other interests pertaining to the Properties which may now and hereafter be made (or intended or purported to be made) subject to the lien of any of the Security Documents and any extension, renewals, corrections, modifications, elections or amendments of any such oil, gas and/or mineral leases.

     "Lender" shall have the meaning assigned to such term in the preamble of this Agreement, and its successors and assigns.

     "Lender Account" is defined in Section 2.7(a).

     "Letters in Lieu" means those certain letters in lieu of transfer orders, duly executed by Borrower, in the form satisfactory to Lender.

     "LIBOR Margin" means 6.50%.

     "LIBOR Rate" means the fluctuating rate of interest equal to the one-month London interbank offered rate as published in the "Money Rates" section of The Wall Street Journal as stated on the first Business Day of each calendar month. Interest, when calculated based on the LIBOR Rate, will accrue on any non-Business Day at the rate in effect on the immediately preceding Business Day. In the event The Wall Street Journal is no longer published or no longer publishes the LIBOR Rate in its "Money Rates" table, Lender shall choose a substitute LIBOR Rate that is based upon comparable information subject, however, to Section 3.2 hereof.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to it or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows it to have such Debt satisfied out of such property or assets prior to the satisfaction of general creditors of the owner of such property or assets, including, without limitation, any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Loan Documents" means this Agreement, the Note, the Overriding Royalty Interest Conveyance, ORRI Letters in Lieu, the Deed of Trust, the Security Agreement, the Pledge Agreement, the Letters in Lieu, Notices of Assignment of Proceeds, the Deposit Account Control Agreement, the Subordination Agreement, the Intercreditor Agreement and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments, in as many counterparts as Lender may require, now, heretofore or hereafter delivered by Borrower to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations.

     "Loan Termination Date" means the earliest of (i) April 13, 2010, (ii) the date on which all Obligations of Borrower under the Loan Documents (other than the Overriding Royalty Interest Conveyance) have been paid and performed in full and Lender's obligation (if any) to advance any Loans has terminated, and (iii) the date on which Lender notifies Borrower of the acceleration of payment of any portion or all of the Obligations because of the occurrence of an Event of Default.

     "Loan to Value Ratio" means, when determined, the ratio derived by dividing (a) the aggregate principal amount of the Loans outstanding at that time, by (b) the PW10 of Borrower's Proved Developed Producing Reserves in the Properties, net to Borrower's interest, and calculated by Lender in connection with the most recent Reserve Report delivered hereunder (after being adjusted from time to time to incorporate Lender's then-current assumptions with respect to pricing, Expenses and hedges under Permitted Swap Agreements).

     "Loans" means, collectively, the Initial Loan, the Development Loans and the Facility Fees advanced hereunder and "Loan" means, individually, the Initial Loan or any Development Loan as described in Section 2.1 and any Facility Fee advanced hereunder.

     "Lockbox" means Lender's lockbox established with the lending institution where the Lender Account is maintained to which Gross Receipts of Borrower that are not wire-transferred into the Lender Account will be directed for subsequent transfer into the Lender Account.

     "Maximum Rate" means the maximum non-usurious rate of interest that Lender is permitted under applicable law to contract for, take, charge, or receive from Borrower.

     "Members" means at any time, the Persons listed as such in Borrower's limited liability agreement from time to time, and includes, as of the date hereof, the Persons that are the Pledgors under the Pledge Agreement.

     "Net Revenue" means, unless specified otherwise, the aggregate amount calculated as Gross Receipts minus the aggregate amount calculated as Expenses, for any specified period.

     "Net Revenue Interest" and "NRI" means (i) with respect to a Unit for which a net revenue interest is stated, that interest in the applicable Hydrocarbons produced, saved and sold from such unitized area which is afforded to Borrower by virtue of its ownership of the Leases included in whole or in part in such area after deducting all burdens against the production therefrom, and (ii) with respect to a Well for which a net revenue interest is stated, that interest in the applicable Hydrocarbons produced, saved and sold from the Well which is afforded to Borrower by virtue of its ownership of the Lease on which such Well is located after deducting all burdens against the production therefrom.

     "Net Revenue Reimbursement Amount" is defined in Section 2.7(b).

     "Note" is defined in Section 2.1(e).

     "Notice of Assignment of Proceeds" is defined in Section 6.4.

     "Obligations" means all Debt and all obligations from time to time owing from Borrower to Lender or any of Lender's Affiliates under or pursuant to any of the Loan Documents in connection with this Agreement or any transaction contemplated hereby, including without limitation, all principal, interest, fees, expenses, costs and indemnities.

     "Oil and Gas Properties" means Hydrocarbon Interests now owned or hereafter acquired by Borrowers or any of their Subsidiaries and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all property, real or personal, now owned or hereafter acquired by Borrowers or any of their Subsidiaries and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such hydrocarbon interests, including, without limitation, any and all petroleum and/or natural gas wells, buildings, structures, field separators, processing plants, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, taping, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by any Borrower or any of its Subsidiaries.

     "Operating Agreements" means operating agreements to which Borrower is a party or by which Borrower is bound, now or hereafter relating to the Properties, each of which shall be reasonably satisfactory in form and substance to Lender.

     "Operating Expenses" means (a) direct lease operating expenses and well maintenance expenses (such well maintenance expenses shall be limited to $25,000.00 per event, net to Borrower's interest, without Lender's prior consent), which arise from Borrower's Working Interests in the wells that are subject to the Deed of Trust, that are billed to Borrower by the Operator or incurred by Borrower, as Operator, of the Properties, (b) Borrower's Working Interest share of expenses incurred in the repair, maintenance and replacement of damaged or obsolete Equipment (such equipment repair, maintenance and replacement expenses shall be limited to $25,000.00 per event, net to Borrower's interest, without Lender's prior consent) and (c) Borrower's Working Interest share of expenses incurred in response to any Emergency Action limited to $75,000 per such event, net to Borrower's interest, without Lender's approval of any amount in excess thereof

     "Operating Report" is defined in Section 7.1(v).

     "Operator" means any operators, including contract operators, of the Properties (as such terms are generally understood in the oil and gas industry) and, includes, in any event, Borrower, if applicable.

     "ORRI" means, with respect to each of the Properties, a cost-free overriding royalty interest from Borrower's proportionately reduced Working Interest (plus Borrower's royalty interests) in Hydrocarbons and other minerals in, under and to be produced from or attributable to the Leases constituting the Properties (including after-acquired Properties) conveyed to Lender pursuant to the Overriding Royalty Interest Conveyance, including, but not limited to, the ORRI to be conveyed pursuant to Section 8.4.

     "ORRI Letters in Lieu" means those certain letters in lieu of transfer orders in relation to the ORRI, duly executed by Borrower, in the form satisfactory to Lender.

     "Overriding Royalty Interest Conveyance" means an assignment in the form of Exhibit "F" pursuant to which Borrower conveys to Lender an ORRI from time to time.

     "Permitted Encumbrances" means:

     (a) Liens pursuant to any Loan Document;

     (b) Liens existing on the date hereof and listed on Schedule 7.2(k) hereto;

     (c) Liens for taxes, assessments, or other governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) operators,' non-operators,' vendors,' carriers,' warehousemen's, mechanics,' materialmen's, repairmen's or other like Liens arising in the ordinary course of business or which are incident to the exploration, development, operation, and maintenance of the Properties, not overdue for a period of more than thirty days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (e) pledges or deposits in the ordinary course of business or Liens in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bondsanother obligations of a like nature incurred in the ordinary course of business; and

     (g) easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, or reservations and other similar encumbrances, defects, irregularities, minor imperfections and deficiencies in title affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and

     (h) Liens permitted under Section 6.1 that are granted by Borrower to counterparties under Permitted Swap Agreements.

     "Permitted Swap Agreement" means a Swap Agreement (i) including but not limited to those provided in those certain master swap agreements on International Swap Dealers Association forms and the schedules thereto and any confirmations thereunder which Borrower enters into with counterparties acceptable to Lender, as evidenced by Lender's prior written approval and (ii) on terms satisfactory to Lender.

     "Person" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Pledge Agreement" means the Pledge Agreement executed by all the Members in favor of Lender as of the date hereof, in form and substance satisfactory to Lender, as the same may be modified, amended or supplemented from time to time.

     "Pro Forma Financial Statements" is defined in Section 4.1(g).

     "Properties" means all Oil and Gas Properties of Borrower, now or hereafter acquired, including, without limitation, the interests in those certain Leases and properties and the other oil and gas assets described in Exhibit "A," as Exhibit "A" may be modified, amended or supplemented from time to time.

     "Property Operating Statement" means the monthly statement, in the form of Exhibit "C," or another form mutually acceptable to Borrower and Lender (but containing at a minimum the same requested information) to be prepared and delivered by Borrower to Lender pursuant to Section 2.6.

     "Property Taxes" means taxes imposed annually on Borrower which are based on or measured by the estimated value (at the time such taxes are assessed) of any Hydrocarbons or other assets situated within the Properties.

     "Proved Developed Non-Producing Reserves" means Proved Reserves that are estimated to be recoverable by existing wells that are not yet capable of producing such reserves without completions or recompletions being conducted within the existing wellbores thereof.

     "Proved Developed Producing Reserves" means Proved Reserves that are estimated to be recoverable by existing wells that are then capable of producing such reserves.

     "Proved Reserves" means the current estimated quantity of Hydrocarbons which analysis of geologic and engineering data demonstrate with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions based on either actual production or conclusive formation tests.

     "Proved Undeveloped Reserves" means Proved Reserves that are estimated to be recoverable from wells to be drilled in the future.

     "PSA" means that certain Purchase and Sale Agreement dated effective September 1, 2005, between r.c. Taylor Companies, Inc., an Oklahoma corporation, and Short Junction, Inc., an Oklahoma corporation, collectively as seller, and Borrower, as purchaser as assignee of EnDevCo, Inc., relating to the Properties and related assets.

     "Purchase Price Adjustments" means purchase price adjustments received by Borrower pursuant to the Final Settlement Statement, as described in the PSA.

     "Purchasers of Hydrocarbons" means the Persons listed on Schedule 4.1(u) and all other Persons who, now or may in the future, purchase Hydrocarbons attributable or allocable to Borrower's Net Revenue Interest in the Properties and are reasonably approved by Lender and Borrower in writing.

     "PW10" means the present worth of future net cash flow, discounted to present value at the simple interest rate of ten percent (10%) per year.

     "Repayment Date" means, prior to the satisfaction of all Obligations, the third Business Day following the date of the delivery of the Property Operating Statement as set forth in Section 2.6.

     "Request for Commitment" means a written request, in the form of Exhibit "D," to Lender from Borrower, signed by an authorized representative of Borrower as specified in the resolutions and incumbency certificate to be delivered pursuant to Section 9.2(b) hereof, for an advance of funds under the Development Loan.

     "Reserve Report" is defined in Section 7.1(e).

     "Security Agreement" means a security agreement (covering, without limitation Accounts, Equipment, General Intangibles and Inventory of Borrower as those terms are defined in the Uniform Commercial Code adopted by the State of Texas) executed by Borrower as debtor in favor of Lender as secured party dated as of the date hereof, in form and substance satisfactory to Lender, as the same may be modified, amended or supplemented pursuant to the terms of this Agreement.

     "Security Documents" means the Deed of Trust, the Security Agreement, the Pledge Agreement, the Deposit Account Control Agreement and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations, as the same may be modified, amended or supplemented from time to time pursuant to this Agreement.

     "Severance Taxes" means taxes imposed at the time oil or gas is produced from a well which are based on or measured by the amount or value of such production.

     "Subordination Agreement" means an agreement, in form and substance satisfactory to Lender, executed by the Members of Borrower subordinating any amounts owed or that may become owing to any of them by Borrower, to the rights of and obligations owed to Lender under this Agreement and the other Loan Documents.

     "Subsidiary" means for any Person any entity of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors or managers is owned, directly or indirectly, by such Person and/or one or more of its subsidiaries.

     "Swap Agreement" means any (a) interest rate or currency swap, rate cap, rate collar, forward agreement and other exchange or rate protection agreements or any option with respect to any such transaction and (b) any swap agreement, cap, collar, floor, exchange transaction, forward agreement or exchange or protection agreement related to Hydrocarbons or any option with respect to such transaction.

     "Swap Settlement Payables" means any settlement amounts payable by Borrower under the terms of any executed Permitted Swap Agreement.

     "Swap Settlement Proceeds" means any settlement amounts paid to Borrower under the terms of any executed Permitted Swap Agreement.

     "Tax Claim" means any claim by a taxing authority that Borrower owes or that Borrower's interest in any of the Properties is subject to a Lien securing any amount of taxes of any kind.

     "Title Opinions" means those certain title opinions delivered by Borrower to Lender prior to Closing and to be delivered by Borrower to Lender from time to time, including, but not limited to, following Closing as required under this Agreement in relation to the Properties.

     "Unit" means, in respect of each Well or group of related Wells, Borrower's Oil and Gas Properties covering the lands attributed to each such respective Well or group of related Wells for pooling, unitization and/or proration purposes, from time to time, whether so attributed to such Well or group of related Wells in order to comply with the terms of the applicable oil and gas leases, pooling or unitization agreements, unit operating agreements or the like or in order to comply with the applicable rules and regulations of applicable governmental authorities related to pooling, unitization, well spacing or the like and, including without limitation any pooled (compulsory or voluntary) unit, proration unit, production unit, regulatory unit, field-wide unit, or other similar designation or allocation of lands to such Well or group of related Wells; provided, however, that, to the extent lands have not been attributed to any such Well or group of related Wells either by any such contractual or regulatory authority, then the applicable Unit will consist of all of Borrower's Oil and Gas Properties supporting Borrower's right to receive production or proceeds of production from such Well or Wells without geographic limitations.

     "Unmatured Event of Default" means any event or condition which would, with the giving of any requisite notices and/or the passage of any requisite periods of time, constitutes an Event of Default.

     "Well" means a well producing or capable of producing Hydrocarbons that is described or referred to in Exhibit "A," as Exhibit "A" may be modified, amended or supplemented from time to time.

     "Wire Transfer Instructions" means the instructions described on Schedule 2.1(a) relating to the disbursements by Lender of the amounts constituting the Initial Loan (other than the Facility Fee and the initial Administration Fee).

     "Working Interest" and "WI" means (i) with respect to a Unit for which a working interest is stated, Borrower's share of the costs of operations conducted thereon, and (ii) with respect to a Well for which a working interest is stated, Borrower's share of costs of the operation thereof.

     Section 1.2 Exhibits and Schedules. All exhibits and schedules attached to this Agreement are incorporated herein by reference and made a part hereof for all purposes.

     Section 1.3 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document; provided that nothing contained in this Section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4 References and Titles. All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless otherwise expressly provided. Section and subdivision headings are for convenience only, do not constitute any part of such sections or subdivisions and shall be disregarded in construing the language contained in such sections or subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular sections or subdivisions unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5 Calculations and Determinations. All calculations pursuant to the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or Lender otherwise consents in writing, all Financial Statements and reports to be furnished to Lender under the Loan Documents shall be prepared and all financial computations and determinations made pursuant to the Loan Documents, and with respect to the Financial Statements, shall be made in accordance with GAAP.

ARTICLE II
THE LOANS

Section 2.1 The Loans.

     (a) The Initial Loan. Borrower desires to borrow funds to be reimbursed for certain expenses (including accounting, legal and other similar fees) or obtain advances to pay certain expenses (i) actually incurred by Borrower in connection with preparation, execution, due diligence and the closing of the PSA and relating to land and title work, and environmental assessment and review in connection with the Properties, (ii) actually incurred by Borrower and by Lender under Section 7.1(z), and the initial Administration Fee payable under Section 7.1(gg), and (iii) relating to filing fees which may be required to properly file any and all Security Documents (collectively, the "Closing Costs"). Borrower also desires to borrow funds to fund the Purchase Price, as defined in the PSA (the "Purchase Price"). In addition to the Closing Costs and the Purchase Price, Borrower has agreed to pay Lender an initial Facility Fee pursuant to Section 7.1(bb) and Lender has agreed to advance the Committed Development Loan (defined below). The aggregate amount of the advances for the payment of the Closing Costs in the amount of $175,000, the Purchase Price in an amount of $8,000,000, the Facility Fee in an amount of $191,000 plus the $5000 Administrative Fee, the Committed Development Loan in an amount of $1,300,000 and an advance of $70,000 to be maintained in reserve to satisfy the current ratio requirement set forth in Section 7.2(t)(i); shall be in the aggregate amount of $9,741,000 (collectively, the "Initial Loan"). Subject to the terms and conditions hereunder, Lender agrees to advance the Initial Loan to Borrower and agrees to wire transfer the amount of the Initial Loan, less the initial Facility Fee, to the designated payees noted in the Wire Transfer Instructions on the Closing Date. Borrower irrevocably authorizes Lender to transfer the initial Facility Fee to Lender's account and the initial Facility Fee shall be deemed advanced by Lender to Borrower and paid by Borrower to Lender contemporaneously with Closing.

     (b) Development Loans.

          (i) Prior to the Drawdown Termination Date, Lender may, but shall not be obligated to, make additional advances to Borrower of the Development Loan(s) up to an aggregate of $20,259,000 (less the aggregate amount of Facility Fees) to be used exclusively for certain Development Operations. Any Request for Commitment for a Development Loan in relation to one or more Development Operations shall be for a minimum of $1,000,000 and will be subject to Lender's approval in its sole and absolute discretion. Each Request for Commitment shall also include (1) the applicable request for an advance of the additional Facility Fee payable pursuant to Section 7.1(bb), (2) a variance allowance not to exceed ten percent (10%) of the estimated expenses set forth in the Request for Commitment (such allowance will be available only to the extent the actual costs of any Development Operation exceeds 100% of the estimated costs) and (3) the AFE(s) applicable to such Development Operation(s) and other supporting materials sufficient for Lender to assess whether it will grant approval thereof. Notwithstanding the foregoing, Borrower is hereby deemed to have provided the requisite Request for Commitment to Lender for $1,300,000 of the Development Loans (the "Committed Development Loan") for certain of Development Operations as more particularly described on Schedule 2.1(b)(i) plus the applicable Facility Fee. Lender is hereby deemed to have committed to make such Committed Development Loan on the Closing Date, subject, however, to the satisfaction of all of the conditions set forth herein. The Development Operations described on Schedule 2.1(b)(i) that are ultimately conducted with proceeds of the Committed Development Loan shall be subject to mutual agreement between Lender and Borrower.

          (ii) Within ten (10) days after the receipt from Borrower prior to the Drawdown Termination Date of a Request for Commitment listing all applicable expenditures that Borrower desires to make to conduct a Development Operation, Lender shall notify Borrower in writing whether in its sole and absolute discretion Lender will make an advance equal to the total estimated expenditures shown on such Request for Commitment. If Lender does not agree to make an advance as requested in any such Request for Commitment covering any Development Operation, Borrower's participation in the proposed Development Operation identified in its Request for Commitment may not result in an Unmatured Event of Default or Event of Default. If Lender agrees to make any such advance for a Development Operation, then Lender shall advance the funds necessary to pay Borrower's share of the costs and expenses attributable to such proposed operations (not to exceed the amount requested in the Request for Commitment, including the 10% variance). Any advances to be made by Lender under this Section 2.1(b), if at all, shall be made on the date specified on the applicable Request for Commitment. Within ten (10) Business Days after completion of any funded Development Operation(s), Borrower shall provide Lender a completed cost certificate in the form attached hereto as Exhibit "E" (the "Cost Certificate"), duly executed by an authorized Member of Borrower, certifying the amount of costs and expenses that were incurred and paid by Borrower. To the extent any Development Loan proceeds remain unused by Borrower subsequent to the completed Development Operations for which they were advanced, Borrower may use such unused funds only for other Development Operations approved by Lender.

          (iii) Any Request for Commitment shall be made by Borrower for business opportunities, projects, and/or uses that are described as Development Operations subject, without limitation, to the following:

     (1) All statements of costs and estimates provided to Lender shall be rendered in sufficient detail to give Lender complete and accurate information as to the purpose for and amount of all items included therein, and Lender shall be entitled to such additional information regarding such expenditures as Lender may reasonably request. All such data shall be subject to audit by Lender's representatives at any time mutually agreeable to the parties.

     (2) Borrower agrees that, subject to any other conditions expressly set forth in this Agreement, with respect to any Development Operation consisting of a new-well drill or any other operation requiring Borrower to expend more than $70,000, Lender's funding of such operation is further subject to the requirement that prior to or contemporaneously with the submission of a Request for Commitment covering each such operation Borrower shall submit to Lender a then-current Title Opinion relating to the Leases covering the lands relating to such operations, unless a current Title Opinion covering such lands has already been provided hereunder following Closing, which confirms that Borrower owns Defensible Title thereto subject only to a first priority lien under the Deed of Trust in favor of Lender and Permitted Encumbrances. If such Development Operation relates to the acquisition of one or more leases, however, Borrower shall only be required to deliver title materials satisfactory to Lender covering the lands covered by such lease or leases.

     (3) Notwithstanding the foregoing or anything herein to the contrary, in no event shall Lender be obligated to make any Development Loans, including the Committed Development Loan, pursuant to this Section 2.1(b) in excess of an aggregate amount of $20,259,000 (less the aggregate amount of Facility Fees) for all combined Development Operations approved by Lender.

     (4) No Unmatured Event of Default or Event of Default shall have occurred and be continuing and no Loan shall be advanced following the Drawdown Termination Date.

     (c) Promissory Note. The Loans described in Section 2.1 and all other amounts due under this Agreement shall be evidenced by a promissory note (the "Note") issued by Borrower to Lender in the face amount of $30,000,000, in the form of

Exhibit "B," appropriately completed. The final maturity date of such Note shall be the Loan Termination Date and all amounts evidenced by the Note shall be secured by the Security Documents.

Section 2.2 Interest.

     (a) Subject to the provisions of subsection (b) below, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Interest Rate and shall be payable as set forth in Section 2.6 hereof.

     (b) If any amount payable by Borrower (other than interest) under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity by acceleration or otherwise, such amount shall thereafter bear interest at the Default Rate to the fullest extent permitted by applicable laws. Furthermore, while any Event of Default exists (either before or after acceleration), Borrower shall pay interest on the principal amount of all outstanding Obligations at the Default Rate to the fullest extent permitted by applicable laws.

     (c) Interest on each Loan shall be due and payable in arrears on each Repayment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as amended from time to time. Interest which has accrued and is not paid when due shall be added to and become part of the principal under the Note; provided, however, the capitalization of such accrued and unpaid interest pursuant to this sentence will not preclude Lender from declaring or maintaining an Event of Default based on Borrowers' failure to pay such amount to the extent Lender has such right under any other provision of this Agreement or under any of the other Loan Documents.

     (d) All computations of interest and all fees shall be made on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on the day on which the Loan is made, but shall not accrue on the day on which the Loan or such portion thereof is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

     (e) To the extent the percent of Net Revenue swept and applied by Lender pursuant to Section 2.6(b) below to pay Debt Service and other Obligations for a particular Interest Period is insufficient to pay the Debt Service and other Obligations due for that Interest Period (including any such amounts remaining unpaid from any prior Interest Period), the percent of Net Revenue swept and applied by Lender shall automatically be increased to a percentage (up to 100% if necessary) necessary to sweep a sufficient portion of the Net Revenue to pay (i) all Debt Service and other Obligations due for that Interest Period plus (ii) all Debt Service and other Obligations remaining unpaid from any prior Interest Period. To the extent all payments for such previously unpaid Debt Service and other Obligations are satisfied, the percent of Net Revenue swept shall be reduced to eighty-five percent (85%).

Section 2.3 Repayment of the Loans. Borrower shall repay the outstanding principal amount of the Loans evidenced by the Note plus all interest accrued thereon by the Loan Termination Date.

Section 2.4 Prepayment of the Loans.

(a) Voluntary Prepayments. Borrower may prepay the Note, in whole or in part, without premium or penalty at any time after the Closing Date; provided that Borrower shall provide Lender at least three (3) Business Days' prior written notice thereof, except in connection with Section 2.4(b).

(b) Mandatory Prepayment. Except as expressly provided otherwise in Sections 2.6 and 6.7, Borrower shall deliver to Lender to apply one hundred percent (100%) of the net proceeds against the Note of any disposition of Collateral the Business Day following Borrower's receipt of such proceeds. Any insurance proceeds or the net proceeds from the issuance of any equity of Borrower shall be used by Borrower to promptly acquire new or replacement assets which are contemporaneously subjected to a first priority Lien in favor of Lender and otherwise on terms satisfactory to Lender. In furtherance thereof, Borrower agrees to promptly execute and deliver to Lender a Deed of Trust and any other Security Documents described in Section 6.1 to grant Lender a first priority lien in such Property, and further agrees to promptly execute and deliver an Overriding Royalty Interest Conveyance as required under Section 8.4.

(c) Prepayments Generally. Any principal prepaid pursuant to this Section 2.4 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

Section 2.5 Commencement of ORRI Payments. The ORRI will be applicable with respect to all Hydrocarbons produced from or attributable to the Properties from and after the Closing Date, as more particularly described in the Overriding Royalty Interest Conveyance.

Section 2.6 Application of Receipts. Net Revenue shall be calculated by Lender based on the Property Operating Statement. Borrower shall prepare and deliver the Property Operating Statement to Lender once per month, as soon as practical and in any event no later than the last Business Day of each month. Such Property Operating Statement shall detail Borrower's Gross Receipts and Expenses with respect to the current month the Property Operating Statement is due and for any other such amounts relating to any preceding months that were not previously accounted for in a Property Operating Statement. The first Property Operating Statement shall be delivered no later than May 31, 2006; provided, however, that this first Property Operating Statement shall cover the period from Closing through and including May 31, 2006. On the Repayment Date at the end of each Interest Period, Gross Receipts for such Interest Period shall be applied as follows:

     (a) First, to the amount necessary to pay the Expenses.

     (b) Second, eighty-five percent (85.0%) of the Net Revenue to Lender for payment of amounts which are included within Debt Service and other Obligations to Lender for such Interest Period; provided that, upon the occurrence and continuation of an Event of Default (and to the extent required by Section 2.2(e) above), the percentage of the Net Revenue to be applied for Debt Service and other Obligations to Lender shall be increased to one hundred percent (100%) or such other amount specified in Section 2.2(e) above. The amount paid to Lender pursuant to this subpart (b) shall be applied first to any interest due on the Note, until all accrued interest is paid in full, and any remaining amounts paid pursuant to this subpart (b) shall be applied to remaining outstanding principal under the Note.

     (c) Third, $5,000 to Lender as the Administration Fee (other than the initial Administration Fee) to the extent such fee accrues in the current month the Property Operating Statement is due.

     (d) Fourth, so long as no Event of Default shall have occurred and be continuing, any remaining amounts shall be paid to Borrower by remitting such sums to the Borrower Operating Account in accordance with Section 2.7(b).

Section 2.7 Borrower Sub-Account.

     (a) Until all of Borrower's Obligations have been fully satisfied, Borrower shall direct and cause all Purchasers of Hydrocarbons, the Operator, all account debtors of Borrower, and any other customers of Borrower to deposit all payments of any nature whatsoever due and owing by such Persons to Borrower directly into an account maintained by Lender (the "Lender Account"); provided, however, that Purchasers of Hydrocarbons may make distributions to royalty interest owners and third-party working interest owners and may withhold Severance Taxes. Lender shall establish a sub-account (the "Borrower Sub-Account") on its internal books and records and shall credit to such Borrower Sub-Account all collected funds which constitute payments referred to in the preceding sentence. Borrower authorizes Lender to debit the Borrower Sub-Account for the payment of all Obligations hereunder when due and payable.

     (b) As soon as practical after the Borrower delivers to the Lender its monthly Property Operating Statement, provided that no Unmatured Event of Default or Event of Default has occurred and is continuing, and after satisfying all distributions to Lender pursuant to Section 2.6(b), Lender will release to Borrower the funds credited to the Borrower Sub-Account, by remitting such amounts to the Borrower Operating Account, in order to pay (i) the Expenses which have been incurred and are due and payable and which are referenced in the most recent Property Operating Statement delivered to Lender and (ii) the amount payable to Borrower pursuant to Section 2.6(d) (the "Net Revenue Reimbursement Amount"). Borrower will have one hundred eighty (180) days after the receipt of such funds to contest the amounts of funds released, after which time the amounts released will be deemed conclusively correct absent manifest error, provided Borrower may not contest any such amounts released for any reason after two hundred seventy (270) days after the receipt of such funds or ninety (90) days after the Loan Termination Date. Borrower shall be permitted, with prior reasonable notice and during

Lender's normal business hours, to review at Lender's offices any documents in which specific references to and the calculation of the Net Revenue Reimbursement Amount distributed during the ninety (90) day period preceding such review are made. If Borrower desires to contest any such amount it shall do so by providing Lender written notice with a report analyzing its basis regarding any error. If Lender agrees with such analysis, Lender will endeavor to disburse any such amounts to Borrower within fifteen (15) days thereafter.

     Any amounts deposited into the Lender Account owing to third-party working interest, overriding royalty interest and royalty interest holders whose interests in the Properties were created prior to the time such Properties became subject to any of the Security Documents or to taxing authorities for production taxes shall be released by Lender to Borrower within two (2) Business Days after receipt of a certificate from Borrower detailing such amounts and the party to be paid so that Borrower may return such amounts to such third-party working interest, overriding royalty interest and royalty interest holders and taxing authorities. Lender shall have the right to undertake audit procedures during normal business hours and upon reasonable prior notice to periodically confirm that such payments have been made by Borrower. Lender shall have the right at its option, but not the obligation, to make such payments directly to the third-party working interest, overriding royalty interest and royalty interest holders and taxing authorities upon the occurrence of and during the continuance of an Event of Default or an Unmatured Event of Default hereunder. Except as provided in this paragraph, upon the occurrence of and during the continuance of an Event of Default, any funds in the Borrower Sub-Account may be applied, at Lender's option, against all unpaid Obligations.

Section 2.8 Use of Proceeds. Initial Loan proceeds may be used by Borrower for the purposes described in Section 2.1(a). Committed Development Loan proceeds may be used by Borrower for the purposes described in Section 2.1(b)(i). Development Loan proceeds may be used by Borrower for the purposes of funding Borrower's share of costs and expenses relating to the conduct of the Development Operations pursuant to Section 2.1(b) and approved by Lender in writing. In no event shall funds from the Loans be used by Borrower, directly or indirectly, for personal, family, household or agricultural purposes, or any other purpose not specifically described in this Section 2.8.

Section 2.9 Initial Swap Agreement. Contemporaneous with Closing (but no later than one day following Closing), Borrower shall enter into a Permitted Swap Agreement consisting of one or more hedge transactions that in the aggregate subject, at a minimum, 1500 barrels of crude oil production per month for the period commencing on May 1, 2006, through and including April 30, 2008.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.1 Taxes.

     (a) Any and all payments by Borrower to or for the account of Lender under any Loan Document shall be made free and clear of and without deduction for any and all taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, but excluding, in the case of Lender, taxes imposed on or measured by its income, and franchise taxes imposed on it (in lieu of income taxes), by the jurisdiction (or any political subdivision thereof) under the applicable laws of which Lender is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any applicable laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Lender, (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount of principal and interest it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws, and (iv) within thirty days after the date of such payment, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

Section 3.2 Inability to Determine LIBOR Rate. If Lender determines in connection with any request for a Loan or continuation thereof for any reason that adequate and reasonable means do not exist for determining the LIBOR Rate, Lender will promptly so notify Borrower if Lender reasonably determines that such event or events have any impact on the application of the Interest Rate. In such event, Lender shall use, as the LIBOR Rate, the average LIBOR Rate for the two immediately preceding months (for one-month terms) until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Borrower. To confirm Lender's understanding concerning Borrower and Borrower's businesses, properties and obligations, and to induce Lender to enter into this Agreement and to make the Loans, Borrower represents and warrants to Lender that:

     (a) No Default. No event has occurred and is continuing which would constitute an Event of Default or an Unmatured Event of Default.

     (b) Organization and Good Standing. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, having all powers necessary to carry on its businesses and to enter into and consummate the transactions contemplated by the Loan Documents. Borrower is authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary or desirable. The record holders of the membership interests of Borrower consist exclusively of those Persons listed on Schedule 4.1(b).

     (c) Capitalization: Compliance with Security Laws. Except as disclosed on Schedule 4.1(c), Borrower is not subject to any agreement under which there may become outstanding, nor are there currently outstanding, any rights to purchase, or securities convertible into or exchangeable for, any membership interests of Borrower including, but not limited to, options, warrants or rights. Except as disclosed on Schedule 4.1(c), Borrower is not under any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its membership interests. Except as contemplated by this Agreement or as disclosed on Schedule 4.1(c), there are no agreements, understandings, plans or arrangements in existence which require Borrower to elect any person as its manager or otherwise pertain to the distribution rights, voting, sale or transfer of any membership interests of Borrower. To the best of Borrower's knowledge, Borrower has complied with all applicable federal and state limited liability company laws. To the best of Borrower's knowledge, no Person has any federal or state securities law claims against Borrower.

     (d) Authorization. Borrower has taken all actions necessary to authorize the execution and delivery of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     (e) No Conflicts or Consents. Except with regard to Borrower's obligations that will be satisfied prior to or contemporaneously with Closing, the execution and delivery by Borrower of the Loan Documents, the performance of its obligations under the Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents does not and will not (i) conflict with any provision of (A) any domestic or any foreign law, statute, rule or regulation, (B) the Certificate of Formation or the Limited Liability Company Agreement of Borrower, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, (ii) result in the acceleration of any Debt owed by Borrower, or (iii) result in or require the creation of any Lien upon any assets or properties of Borrower, except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents and no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     (f) Enforceable Obligations. This Agreement is, and the other Loan Documents when executed and delivered by Borrower will be, legal, valid and binding obligations of Borrower enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights or by principles of equity applicable to the enforcement of creditors' rights generally. The Deed of Trust, the UCC1 Financing Statements relating to the Security Documents and the Overriding Royalty

Interest Conveyance to be filed or recorded in the various jurisdictions are in proper form under the laws of such jurisdictions.

     (g) Pro Forma Financial Statements. Attached hereto as Schedule 4.1(g) are, with respect to Borrower, Borrower's unaudited, management-prepared pro forma balance sheet as of the Closing Date (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements present fairly the pro forma financial condition of Borrower as of the dates thereof and the results (pro forma or actual, as the case may be) of operations for the period then ended, and are in accordance with the projected or actual (as the case may be) performance and books and records of Borrower.

     (h) Other Obligations and Restrictions. Except as previously disclosed on Schedule 4.1(h), Borrower has no outstanding Debt of any kind (including contingent obligations, tax assessments, and forward or long-term commitments), other than Debt under the Loan Documents, which is material to Borrower and not disclosed in the Pro Forma Financial Statements. No Tax Claim or other claim for past due Property Taxes or Severance Taxes exists. Borrower is not subject to or restricted by any franchise, contract, deed, charter restriction or other instrument or restriction which could materially and adversely affect Borrower's financial condition, or Borrower's ability to timely pay the Note and the other Obligations and to perform its obligations under the Loan Documents.

     (i) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by Borrower to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. No facts are known to Borrower that have not been disclosed to Lender in writing which could materially and adversely affect Borrower's financial condition, or Borrower's ability to timely pay or perform its obligations.

     (j) Litigation. Except as disclosed on Schedule 4.1(1), there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower before any federal, state, municipal or other court, department, commission, body, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against Borrower or, to the best of Borrower's knowledge, any of the Properties.

     (k) ERISA Liabilities. There are no ERISA Plans with respect to which Borrower has any fixed or contingent liability, and Borrower is in compliance with ERISA in all material respects, if applicable.

     (1) Names and Places of Business. Borrower has not during the preceding three (3) years, been known by or used any other name. The principal office and principal places of business of Borrower is set forth in Section 11.3. Borrower does not now have and has not previously had any other office or place of business. Borrower is not and has not engaged in any business or activity other than the acquisition, ownership, operation and development of the Properties.

     (m) Unpaid Bills. Except as disclosed on Schedule 4.1(m) and except as incurred in the ordinary course of business and which are not yet due, Borrower has no unpaid bills with respect to improvements to any of the Collateral which may give rise to mechanic's, materialman's or other similar liens arising by operation of applicable law should such bills remain unpaid.

     (n) Title. Subject to Permitted Encumbrances, (i) Borrower will have all legal and beneficial rights, title and interest in and to all production from or allocable to its Net Revenue Interest in the Properties and have the exclusive right to sell the same subject to the ORRI and any right in the owners of royalty interest to take their royalty interest in kind, and (ii) Borrower will have good and Defensible Title to the Properties, the Equipment and to its other properties and assets. The Collateral will be owned by Borrower free and clear of any Lien (other than Permitted Encumbrances). Borrower's Working Interests are not greater than, and Borrower's Net Revenue Interests are not less than, those stated on Exhibit "A" attached hereto.

     (o) No Affiliates or Other Owners. Except as disclosed on Schedule 4.1(o), Borrower does not have any Affiliate or own any equity interest in any other Person. Borrower is not a member of any joint venture or association of any type whatsoever. Borrower is not party to any transaction of any kind with any Affiliate of Borrower other than on fair and reasonable terms substantially as favorable to Borrower as would be obtainable by Borrower at the time in a comparable arm's length transaction with a Person other than an Affiliate.

     (p) Omissions and Misstatements. To Borrower's knowledge after due inquiry, all written data, reports and information which Borrower have supplied to Lender or caused to be supplied by a third party its behalf in connection with the obtaining of the credit facility provided for in this Agreement or in connection with the business transactions giving rise to Borrower's seeking such credit are, taken as a whole, complete and accurate in all material respects and contain no material omission or misstatement.

     (q) Holding Company. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(r) Investment Company. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(s) Environmental and Other Laws. Except as disclosed on Schedule 4.1(s), (i) to the best of Borrower's knowledge, Borrower is conducting its business in material compliance with all applicable federal, state or local laws, including Environmental Laws, and has been and is in compliance with any licenses and permits required under any such laws which affect or relate to the Collateral; (ii) none of the operations or properties of Borrower is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (iii) Borrower has not filed or received any notice under any federal, state or local law indicating that it is or may be responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon the Properties; and (iv) Borrower is not aware of contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials, upon the Properties.

     (t) Equipment. Schedule 4.1(t) sets forth all of the information described in Section 6.1 for all Equipment owned by Borrower as of the Closing Date.

     (u) Purchasers of Hydrocarbons. All of the Purchasers of Hydrocarbons produced from or allocated to the Properties, and the most recent address of each such Persons as shown in Borrower's records, are set forth on Schedule 4.1(u).

     (v) Hydrocarbon Sales and Related Agreements. All existing agreements that are binding on Borrower or the Properties and that are not terminable upon thirty (30) days or less notice for the sale, purchase, (including, but not limited to, calls on production and preferential rights to purchase production) gathering, transportation, handling, processing, treating and/or storage of Hydrocarbons are described on Schedule 4.1(v).

     (w) Swap Agreements. All existing Swap Agreements or other hedge agreements to which Borrower is a party or by which Borrower is bound are described on Schedule 4.1(w).

     (x) Employees. Borrower is not a party to any existing employment agreements, deferred compensation, stock option, bonus, consulting or retirement agreements or plans, or other employee benefit plans of any kind, including without limitation any pension or welfare benefit plans with any employee of Borrower not terminable at-will. Borrower does not maintain nor has it ever maintained an Employee Pension Benefit Plan as defined in Section 3(a) of ERISA, or a multi employer plan as defined in Section 3(37) of ERISA. No employees of Borrower are represented by any labor union or collective bargaining agreement, nor is any union organization effort pending or threatened against Borrower.

     (y) Operations. Borrower (i) has obtained all operating rights covering the Properties in connection with the PSA and serves as the Operator therefor and (ii) has obtained all necessary qualifications under the laws of Oklahoma to serve as Operator.

     (z) Ownership In Properties. Except through their respective ownership interests in Borrower, no Members of Borrower or any Affiliates of Members of Borrower own any interests in the Properties.

     (aa) No Unusual Agreements. All agreements set forth on Schedule 4.1(v) applicable to Borrower's Working Interest and Net Revenue Interest in the Properties are of the type generally found in the oil and gas industry and the gathering and transmission industry, as applicable, and do not (individually or in the aggregate) contain any unusual provisions which may operate in a material and adverse manner with respect to Borrower's Working Interest or Net Revenue Interest in the Properties.

ARTICLE V
NOTICE OF CERTAIN EVENTS

     So long as any Obligations are owing to Lender under this Agreement or any other Loan Documents, Borrower shall deliver to Lender or notify Lender of, as the case may be, the following items:

Section 5.1 Notice of Unmatured Event of Default, Event of Default and Other Matters. Borrower shall notify Lender within five (5) Business Days after becoming aware of the existence of any Unmatured Event of Default or Event of Default or after becoming aware of any developments or other information which may materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of Borrower or its ability to perform its Obligations, including, without limitation, the following:

     (a) any dispute (including tax liability disputes) that may arise between Borrower and any governmental regulatory body or law enforcement authority;

     (b) the commencement of any litigation or proceeding affecting Borrower (whether by the filing of a complaint, service of process or by attachment or arrest of any asset);

     (c) any labor dispute or controversy resulting in or threatening to result in a strike or work stoppage against Borrower;

     (d) any proposal by any public authority to acquire any assets or business of Borrower;

     (e) the location of any Collateral other than at the places indicated in or as permitted under the Loan Documents;

     (f) any proposed or actual change of the name, identity or structure of Borrower;

     (g) any material loss or damage to any of Borrower's property, business or operations;

     (h) any environmental situation, circumstance or condition that causes or may cause Section 4.1(s) to be false; or

     (i) any other matter which has resulted or may result in a material adverse change in the financial condition, operations or assets of Borrower.

     Section 5.2 Other Information. Borrower shall provide such other information regarding the financial condition of Borrower or any property of Borrower as Lender reasonably may request from time to time.

ARTICLE VI
SECURITY: SPECIAL PROVISIONS RELATING TO EQUIPMENT

     Section 6.1 Security. The Obligations will be secured by first priority Liens on the Collateral as set forth in the various Security Documents concurrently or hereafter delivered, including, without limitation, a separate Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production, covering the Properties (whether one or more, the "Deed of Trust"), the Security Agreement and the Pledge Agreement, each in form and substance satisfactory to Lender. Lender may in its sole discretion permit the counterparty under a Permitted Swap Agreement to obtain Liens from Borrower covering, all or a portion of, the Properties that are pari passu with Lender's first priority liens; provided, however, Borrower, Lender and such counterparty shall enter into an Intercreditor Agreement. Any time Borrower obtains any new Property following Closing using any Loan proceeds hereunder, Borrower agrees to promptly execute and deliver to Lender a Deed of Trust and any other Security Documents described in this Section 6.1 to grant Lender a first priority lien in such Property, and further agrees to promptly execute and deliver an Overriding Royalty Interest Conveyance as required under Section 8.4.

Section 6.2 Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to Lender any security agreements, financing statements, continuation statements, extension agreements, amendments, confirmations and other documents, properly completed and executed (and acknowledged when required) in form and substance satisfactory to Lender, which Lender reasonably requests for the purpose of perfecting, confirming, protecting or establishing the priority of any Liens or other rights in the Collateral securing any Obligations.

Section 6.3 Release of Collateral. Upon the payment and performance in full by Borrower of all Obligations (other than those arising under the Overriding Royalty Interest Conveyance), Lender shall deliver or cause to be delivered to Borrower, at Borrower's expense, releases and satisfactions of all Deeds of Trusts, financing statements, and other registrations of security with respect to the Collateral and a release of the Deposit Account Control Agreement, and Borrower shall deliver to Lender a general release of all of Lender's liabilities and obligations under the Loan Documents and an acknowledgment that the same have been terminated.

Section 6.4 Account Debtors. All account debtors (including any Operator, Purchasers of Hydrocarbons and counterparties under Permitted Swap Agreements) relating to the Working Interests and/or Net Revenue Interests in the Properties and relating to Permitted Swap Agreements will receive notification from Lender (as assignee) and Borrower, in form and substance satisfactory to Lender, of the assignment into the Lockbox or directly into the Lender

Account of all proceeds (the "Notice of Assignment of Proceeds") from sales of all production from or allocable to Borrower's Net Revenue Interest in the Properties and all other Gross Receipts into the Lockbox or directly into the Lender Account. Borrower shall use commercially reasonable efforts to obtain and deliver, within thirty (30) days after the Closing Date, from all Purchasers of Hydrocarbons and counterparties under Permitted Swap Agreements, an executed Notice of Assignment of Proceeds which will instruct the Purchasers of Hydrocarbons and counterparties under Permitted Swap Agreements to remit all proceeds from sales of all production from or allocable to the Net Revenue Interest in the Properties and all other Gross Receipts into the Lockbox or directly into the Lender Account. Lender may prohibit Borrower from selling any Hydrocarbon production to a Purchaser that refuses to execute and deliver to Lender a Notice of Assignment of Proceeds. If Borrower receives any Gross Receipts, Borrower shall promptly notify Lender and follow Lender's instructions regarding submitting such proceeds to the Lockbox or the Lender Account, and, until received by Lender, Borrower shall hold such proceeds in trust for Lender.

     Section 6.5 Location; Records. Except in the ordinary course of business, all Equipment owned by or on behalf of Borrower will be kept at its current location, except as permitted by this Agreement or by the prior written consent of Lender, and except that, so long as no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Borrower may dispose of Equipment in accordance with the terms of the applicable Operating Agreements and may dispose of obsolete, broken or worn Equipment, in either case without Lender's consent but upon prior written notice to Lender; provided that the proceeds of any such disposition shall either (i) be used to purchase substantially similar replacement Equipment or (ii) be delivered to Lender to be applied pursuant to Section 2.6(b). Borrower will at all times hereafter keep correct and accurate records itemizing and describing the location, kind, type, age and condition of all Equipment currently owned or hereafter acquired by Borrower, Borrower's cost therefor and the accumulated depreciation thereon, all of which records shall be available during Borrower's usual business hours upon demand of any officer, employee, agent or representative of Lender.

     Section 6.6 Maintenance. Borrower will keep all of its Equipment in a good state of repair and good operating condition, will make all repairs and replacements when and where necessary, will not waste or destroy it or any part thereof, and will not be negligent in the care or use thereof. Borrower shall repair and maintain all of its Equipment in a manner sufficient to continue the operation of Borrower's business. Borrower shall use its Equipment in accordance with law and the manufacturer's instructions.

     Section 6.7 Dispositions. Where Borrower is permitted to dispose of any Equipment under this Agreement or by consent thereto hereafter given by Lender, Borrower shall do so in an arm's length transaction, in good faith and by obtaining the maximum amount of recovery practicable therefor and without impairing the operating integrity of its remaining Equipment or the Properties.

ARTICLE VII
COVENANTS OF BORROWER

Section 7.1 Affirmative Covenants. Borrower warrants, covenants and agrees that until full and final repayment and performance of the Obligations and the termination of this Agreement, it will comply with the following covenants, or where such compliance is dependent on the Operator of any Properties for which Borrower is not the Operator, it will use commercially reasonable efforts to cause the Operator to comply with the following covenants:

     (a) Payment and Performance. Borrower will pay all amounts due to Lender under the Loan Documents in accordance with the terms hereof and thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

     (b) Compliance with Tax Laws. Borrower shall comply with all federal, state or local laws and regulations regarding the collection, payment and deposit of employee income, employment, and social security and sales and use taxes and royalty payments.

     (c) Books, Financial Statements and Reports. Borrower will at all times maintain full and accurate books of account and records and a standard system of accounting and will furnish the following statements and reports to Lender at Borrower's expense:

     (i) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete audited financial statements of Borrower, prepared in reasonable detail in accordance with GAAP by a mutually agreeable independent accounting firm. These financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of earnings, and cash flows, and changes in member's capital accounts for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

     (ii) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, Borrower's balance sheet as of the end of such Fiscal Quarter and statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

     (iii) Within ninety (90) days after the end of each Fiscal Year, a comfort letter prepared by a mutually agreeable independent accounting firm confirming that such firm has, on behalf of Borrower, reviewed the joint interests billings ("JIBs") charged to Borrower by the Operator or by Borrower as the Operator during the prior Fiscal Year and confirmed that the JIBs presented to Borrower by Operator or by Borrower as the accurately account for the amounts owed by and to Borrower under the applicable Operating Agreements during that period.

     (iv) As and when furnished, copies of all reports and other information provided by any other Person to Borrower in connection with the Loan Documents. Borrower may arrange for such reports and information to be provided directly to Lender by the Person providing the same to Borrower.

     (v) Within three (3) Business Days after the end of each Fiscal Quarter, a report setting forth any change in the list of Purchasers of Hydrocarbons listed on Schedule 4.1(u).

     (d) Other Information and Inspections. Borrower will furnish to Lender any information which Lender may from time to time request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Borrower's assets, business and/or operations. Borrower will permit representatives appointed by Lender (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit and inspect, during reasonable business hours and upon two (2) Business Days written notice, any of Borrower's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrower shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

     (e) Reserve Reports. On or before March 31 of each year (but effective as of the preceding December 31) and on or before September 30, of each year (but effective as of the preceding June 30), commencing on March 31, 2007 Borrower, at its own expense, shall cause the preparation and delivery to Lender of petroleum engineering reports in a form satisfactory to Lender (collectively, the "Reserve Report"). Lender may in its sole discretion also request at least one additional Reserve Report during the course of each calendar year, which shall update the last Reserve Report previously delivered by Borrower with an effective date of no earlier than 90 days prior to the date of delivery of such additional Reserve Report. Each Reserve Report to be delivered by Borrower hereunder shall be prepared by an Engineer; provided; that, with regard to the effective March 31, 2007 Reserve Report and thereafter, Lender approves Harper & Associates, Inc. as the Engineer unless for periods following March 31, 2007, Lender provides Borrower 60-day prior written notice that Lender does not consider Harper & Associates, Inc. as a satisfactory Engineer. All Reserve Reports required by this paragraph shall be prepared at Borrower's sole expense. Each Reserve Report provided by Borrower shall set forth updated estimates of Proved Reserves which are further categorized as Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Proved Undeveloped Reserves, and shall also set forth projected production profiles and overall economics of the Properties. Furthermore, the additional parameters and guidelines set forth on Schedule 7.1(e) shall also be applied in the preparation of each Reserve Report provided by Borrower. Each Reserve Report provided by Borrower will be based on the following assumptions:

     (i) Oil and gas pricing used will be determined by Lender in its sole discretion, based in part on projected futures market prices reduced by (A) the historical average basis differential between the pricing employed by independent third-party over-the-counter counterparties compared to the prevailing wellhead prices at the production location and (B) any other adjustments as may be necessary including but not limited to gathering, transportation, and processing fees.

     (ii) Average lease operating expenses and production taxes will be derived by the Engineer(s) who prepare such report from the Operator's best estimate and historical operating expenses, subject to Lender's approval.

     (f) Notice of Investigations or Proceedings. Borrower shall give Lender immediate written notice of any proceeding at law or in equity against Borrower, or any investigation or proceeding before or by any administrative or governmental agency.

     (g) Notice of Damage to Collateral. Borrower shall give Lender prompt written notice of any destruction or substantial damage to any of the Collateral and of the occurrence of any condition or event which has caused, or may cause, material loss or depreciation in the value of any Collateral.

     (h) Maintenance of Licenses. Borrower shall maintain all material licenses, permits, charters and registrations which are required for the conduct of its business.

     (i) Maintenance of Rights. Borrower will maintain, preserve, protect and keep all of its material contractual and property rights, other than in connection with the Loan Documents and will not waive, amend or release any such rights without the prior written consent of Lender.

     (j) Maintenance of Existence and Qualifications. Borrower will maintain and preserve its limited liability company existence and its rights and franchises in full force and effect and will qualify and/or remain qualified to do business as a foreign limited liability company in all states or jurisdictions where required by applicable law.

     (k) Payment of Trade Debt. Borrower will (i) timely pay all taxes, assessments and other governmental charges or levies imposed upon it or upon its income, profits or property; (ii) within 30 days after the same becomes due pay all Debt (other than the Obligations) owed by it; and (iii) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP.

     (1) Creditors. Promptly upon Lender's request, Borrower shall provide Lender with a statement showing the identity of Borrower's creditors, the amount due to each and the date each payment is due thereunder. Borrower shall notify Lender immediately if Borrower fails to make any payment to lessors, suppliers, vendors, owners of royalty interest, tax authorities or other Persons, where such nonpayment could result in any Lien against any item of Collateral or otherwise interfere with or jeopardize performance by Borrower of its obligations under the Loan Documents.

     (m) Interest. Borrower hereby promises to pay interest to Lender on all Obligations (including Obligations to pay fees or to reimburse or indemnify Lender) at the Interest Rate with respect to the principal amount of the Loans as set forth in Section 2.2 and otherwise as stated in Section 7.1(ff) after such Obligations become due. Borrower further agrees that any interest, which has accrued and is not paid when due, shall be added to and become part of the principal under the Note.

     (n) Compliance with Regulations, Orders and Law. Borrower will conduct its business and affairs in compliance with all material laws, regulations and orders applicable thereto, including without limitation, Environmental Laws and the regulations of any state or federal agency which has jurisdiction over the exploration and production activities to be conducted on any Property.

     (o) Insurance. Borrower shall keep or cause to be kept all of the Collateral that are fixtures or personal property insured for their replacement value (or such coverage as is commercially reasonable and customary within the oil and gas industry) by insurance companies licensed to do business in the states in which the Properties are located against loss or damage by fire or other risk usually insured against by owners or users of similar properties in similar businesses under extended coverage endorsement and against theft, burglary and pilferage, together with other insurance covering such other hazards as Lender may from time to time reasonably request, in amounts in accordance with industry standards and from companies satisfactory to Lender. Borrower shall deliver the policy or policies of such insurance or certificates of insurance to Lender and such policies and all proceeds thereof shall be security for all Obligations. All such insurance shall contain endorsements in form satisfactory to Lender showing Lender as a loss payee and additional party insured as its interest may appear; provided that Lender shall not be named as an additional insured on the policies described in this Section 7.1(o) to the extent such policies apply to vehicles. The following types of insurance covering the Collateral and the interest and liabilities incident to the ownership, possession and operation thereof shall be secured by Borrower or as applicable, by the operator of the Properties, on Borrower's behalf:

     (i) Worker's compensation insurance and employer's liability insurance covering the employees of Borrower engaged in operations contemplated hereunder in compliance with all applicable state and federal law and endorsed to provide all states coverage and occupational disease coverage, as follows:

Workers Compensation              Statutory

Employers Liability                      $2,000,000 Each Accident

      $2,000,000 Disease Each Employee

     (ii) Comprehensive general liability insurance with combined single limit of not less than $5,000,000 per occurrence and endorsed to provide coverage for explosion, collapse and underground damage hazards to property of others, contractual liability, products and completed operations, and for damage to underground resources, and accidental pollution, bodily injury and property damage coverage in sufficient amounts to meet umbrella underlying requirements;

     (iii) Comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles with a combined single limit of not less than $2,000,000 per occurrence;

     (iv) Excess umbrella liability insurance with a combined single limit of not less than $5,000,000 per occurrence and policy aggregate;

     (v) Property insurance on a replacement value basis fully covering the personal property and fixtures subject to this Agreement.

     (vi) Well control insurance (including coverage for costs of redrilling) and builder's risk insurance, as applicable, of not less than $5,000,000 per occurrence and worker's compensation insurance covering all persons employed by Borrower, the Operator or their respective agents or subcontractors of any tier in connection with any construction affecting the Collateral, including, without limitation, all agents and employees of Borrower, the Operator and their respective subcontractors with respect to whom death or bodily injury claims could be asserted against Borrower.

     (p) Policy Counterparts or Certificates of Insurance. Borrower shall deliver to Lender valid counterparts of all insurance policies and all endorsements thereto (or, at its option, valid certificates of such insurance) which are required hereunder to be obtained and maintained by Borrower.

     (q) Prudent Operations. Borrower shall prudently develop, and cause the Properties to be continuously operated and maintained to produce the output from or allocable to such Property over the productive life thereof in a good and workmanlike manner consistent with prudent operator practices.

     (r) Maintenance of Leases. Borrower shall use commercially reasonable efforts as a prudent operator to keep and perform all of the terms, conditions and covenants of the Leases constituting Properties which are to be kept and performed by the lessee for the benefit of the Lender and the holder of the ORRI.

     (s) Weekly/Daily Field Activity Reports. Borrower shall provide Lender, to the extent possible, by telecopy or e-mail, a weekly report on Tuesday of each week detailing all drilling, completions and workovers for the preceding week with respect to the Properties in form and substance satisfactory to Lender. At Lender's request, Borrower will provide such reports on a daily basis for activities associated with major expenditures or other extraordinary circumstances.

     (t) Weekly Production Reports. Borrower shall provide Lender with weekly reports by telecopy or e-mail setting forth the quantities, types and specifications of Hydrocarbons produced from or allocable to each of the Properties, in form and substance satisfactory to Lender and a report detailing all costs and expenses associated with the activities specified in the reports delivered pursuant to this Section 7.1(0 for the preceding week.

     (u) Monthly Review Conference. At Lender's request, within fourteen (14) days after Borrower has submitted to Lender each monthly Property Operating Statement pursuant to Section 2.6, representatives of Lender and Borrower shall hold a teleconference at a mutually acceptable time to conduct a monthly review conference that will focus on, among other things, the data contained in the most recently submitted Property Operating Statement and such other operational and financial data and information as Lender may reasonably request.

     (v) Operating Reports. Within thirty (30) days of the Closing, and on a calendar quarterly basis thereafter, Borrower shall provide Lender with a rolling revenue, lease operating expense and capital expenditure forecast by month covering Borrower's interest in the Properties for the succeeding 12 month period ("Operating Report"). Such Operating Reports shall include a brief discussion by Borrower of operating and financial variances from the prior Operating Report delivered to Lender.

     (w) AFEs. Borrower shall provide Lender with all AFEs, representing an estimate of work to be done, each of which shall be supported by appropriate invoices, bids, estimates, contracts or other support, prior to commencing the activity contemplated by such AFE.

     (x) Hydrocarbon Production Swap Agreements. In addition to the initial Permitted Swap Agreement described in Section 2.9, Borrower will from time to time, upon thirty (30) days' notice by Lender, enter into one or more Hydrocarbon price swaps pursuant to a Permitted Swap Agreement in form and substance reasonably satisfactory to Lender, such that up to but not more than ninety percent (90%) of the volume of Borrower's Net Revenue Interest share of the Proved Developed Producing Reserves scheduled to be produced during the term of this Agreement, but not beyond the Loan Termination Date (based upon the most recent Reserve Report) are dedicated to the Permitted Swap Agreements or such other price risk management program as approved by Lender; provided, however, if projected Net Revenue is insufficient to fully amortize the Loans by their stated maturity, as more particularly described in Section 10.1(b), Lender may require that Borrower enter into one or more such swaps for a term or terms that extend beyond the Loan Termination Date. Borrower and Lender shall endeavor to agree upon a swap strategy that will most accurately reflect the make-up and pricing of the Hydrocarbons produced and sold by Borrower, but if the parties are unable to agree on the swap strategy, Borrower shall not be released from its obligation to implement the Permitted Swap Agreement(s) required by this Section 7.1(x).

     (y) Post-Closing Title Opinions. Borrower will deliver to Lender, within sixty (60) days following the Closing Date, Title Opinions covering Leases comprising 85% of the PW10 of Borrower's Proved Developed Producing Reserves in the Properties and 85% of the PW10 of Borrower's other Proved Reserves in the Properties as of Closing showing Defensible Title to the Properties in Borrower subject only to: (i) a first priority lien created by the Deed of Trust in favor of Lender, (ii) the ORRI, and (iii) the Permitted Encumbrances, and otherwise satisfactory in form and substance to Lender.

     (z) Legal Fees; etc. Borrower will pay, on or before the Closing Date, all reasonable third-party and out-of-pocket costs, fees and expenses incurred by Lender in connection with this Agreement, including, without limitation, all title, due diligence, environmental, engineering, technical, travel, legal and related expenses incurred by Lender in connection with the Credit Agreement and the Loan Documents and the transactions contemplated thereunder (to be financed by Lender as a portion of the Initial Loan) and, thereafter, reimburse Lender for all such expenses incurred in connection therewith, including, without limitation, any subsequent amendment, mortgage, extension, release or renewal of any Loan Document or the legal expenses attributable to the enforcement of the same or continuing or additional due diligence.

     (aa) Environmental Compliance. Within sixty (60) days of Closing, Borrower shall remedy all matters set forth in the Environmental Report and any environmental compliance issues listed on Schedule 4.1(s) so as to be in compliance with all applicable Environmental Laws.

     (bb) Facility Fee. The Facility Fee in relation to the Initial Fee shall be earned and payable by Borrower to Lender out of the Initial Loan advances evidenced by the Note. A Loan in the amount of the Facility Fee will be deemed to have been advanced by Lender to Borrower on the Closing Date, with such Facility Fee having been deemed contemporaneously paid by Borrower to Lender. Each time Lender advances a Loan (other than the Initial Loan), a Loan in the amount of an additional Facility Fee will be earned and Borrower shall be deemed to have requested that Lender advance to Borrower such additional Facility Fee on such date, with such additional Facility Fee having been contemporaneously paid by Borrower to Lender.

     (cc) Development Operations. Borrower shall submit a Request for Commitment with the applicable AFE(s) and other supporting materials to Lender for the proposed Development Operation(s) for which it seeks funding hereunder. With respect to all Development Operations that are approved by Lender as set forth in Section 2.1(b), Borrower shall conduct all such Development Operations in accordance with and within the cost and time parameters specified in the Request for Commitment specific to those Development Operations; provided that Lender is not obligated to commit funds for Development Operations except as specifically described in Section 2.1(b) for any specific Development Operations, including any associated cost overruns; and provided further that if Borrower is unable to conduct all such Development Operations within the amounts funded as the Development Loans described in the specified Request for Commitment, Borrower shall use its own capital to conduct and complete all such Development Operations. Borrower's intent, willingness and ability to conduct each of the Development Operations and the actual implementation of such Development Operations is a material inducement to Lender's entry into this Agreement, in the absence of which Lender would not have done so. Time is of the essence in the proposal and conduct by Borrower of each of the Development Operations approved by Lender.

     (dd) Protection Against Drainage. Until the Obligations have been fully and finally paid and performed, (i) to the extent that Properties are operated by Borrower, Borrower shall act as a prudent operator in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from the Properties and (ii) to the extent that Properties are not operated by Borrower, Borrower shall utilize its property and contractual rights as a prudent owner in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from the Properties.

     (ee) Expenditures Related to Initial Loan. On or before ten (10) days following the Closing Date, Borrower will deliver to Lender a report which provides an itemized and detailed description of the expenditures paid with the Initial Loan proceeds, together with all relevant documentation evidencing such expenditures.

     (ff) Interest on Lender's Third Party Costs, Expenses and Fees. All third-party costs, fees and expenses incurred by Lender for which Borrower is obligated to pay or reimburse Lender pursuant to the provisions of this Agreement which are not paid on or before the Closing Date in accordance with Section 7.1(z) shall be payable within fifteen (15) days after Borrower's receipt of an invoice therefor from either Lender or its third-party consultants or vendors and Borrower shall pay interest at the Default Rate from the date payable until paid on all such amounts.

     (gg) Administration Fee. At Closing, and on the last day of each Fiscal Quarter, Borrower shall pay to Lender an administration fee in the amount of $5,000 ("Administration Fee"). The initial Administration Fee shall be deemed advanced by Lender to Borrower on the Closing Date as part of the Initial Loan and paid by Borrower to Lender contemporaneously therewith, and each subsequent Administration Fee shall be paid by Borrower to Lender pursuant to Section 2.6.

     (hh) Further Assurances. Borrower agrees, upon request of Lender and at Borrower's expense, to furnish to Lender such information, to execute and deliver to Lender such documents, and to do such other acts and things, all as Lender may reasonably request.

     Section 7.2 Negative Covenants. Borrower warrants, covenants and agrees that until the full and final repayment and performance of the Obligations and the termination of each of the Loan Documents (other than the Overriding Royalty Interest Conveyance):

     (a) Limitation on Sales of Collateral. Borrower will not sell, transfer, lease, exchange, alienate or otherwise dispose of any Collateral or any interest therein except for: (i) sales of Hydrocarbon production in the ordinary course of business,

(ii) dispositions expressly permitted by other provisions of this Agreement, and
(iii) dispositions to which Lender has granted its express written consent.

     (b) Limitation on Distributions. Borrower shall not, either directly or indirectly, make any distribution, pay any compensation, or make any advances to any of its members; provided that nothing in this subpart (b) shall prevent or prohibit Borrower from (i) making payments permitted by Section 7.2(d) to officers, directors and employees who are also members or (ii) distributing to its members those receipts identified in Section 2.6(d) if no Unmatured Event of Default or Event of Default then exists or would result from such distributions.

     (c) Limitation on Credit Extensions. Borrower will not extend credit, make advances or make loans to any Person other than in the ordinary course of business.

     (d) Certain Contracts; Amendments; ERISA Plans. Without Lender's prior written approval, Borrower will not amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender under or acquired pursuant to any Loan Documents. Borrower will not incur any fixed or contingent obligation to contribute to any ERISA Plan.

     (e) Compensation. Borrower shall not, directly or indirectly, enter into any employment agreement or other arrangement with or for the benefit of an officer, director or employee of Borrower other than reasonable compensation for services as an officer, director, employee or third-party provider of services. No fee shall be paid to any Person for serving as the manager, except any commercially reasonable and necessary expenses incurred by any authorized Member on behalf of Borrower shall be reimbursed by Borrower. Notwithstanding the foregoing, any such expenses or compensation permitted under this Section 7.2(e), shall be payable only out of Net Revenue distributed to Borrower pursuant to Section 2.6(d).

     (f) Debt. Except for Debt arising in connection with Permitted Encumbrances or as otherwise expressly provided in this Section 7.2(f), Borrower shall not (i) create, incur, assume or suffer to exist any Debt, except Obligations to Lender hereunder and trade payables incurred in the ordinary course of Borrower's business, or (ii) sell, discount or factor its accounts, instruments, intangibles, leases or chattel paper; provided, however, Borrower may incur Debt not to exceed $50,000 per transaction and an aggregate amount not to exceed $150,000 at any time outstanding with regard to direct costs and expenses incurred in the operation of the Properties.

     (g) Guarantees. Except as expressly provided herein, Borrower shall not assume, guaranty, or endorse or otherwise become directly or contingently liable in connection with any other liability of any other Person except for the indemnification contained herein.

     (h) Acquisition. Borrower shall not acquire or commit or agree to acquire any of the stock, securities or assets of any other Person other than as disclosed in writing to, and approved by, Lender in connection with Borrower's acquisition of any of the Properties.

     (i) Cancellation of Claims. Borrower shall not cancel any claim or Debt in excess of a total of $15,000 in the aggregate during the term of this Agreement, except for reasonable consideration and in the ordinary course of its business.

     (j) Defaults. Borrower shall not cause a default under any lease, mortgage, deed of trust or lien on real estate owned or leased by Borrower including an Unmatured Event of Default or an Event of Default.

     (k) Security Interests and Liens. Borrower shall not suffer to exist any valid lien, encumbrance, mortgage or security interest or consent to the filing of any financing statements on any of the Collateral other than the Liens created by the Loan Documents granted herein and Permitted Encumbrances.

     (1) Creation of Subsidiary. Borrower shall not (i) create any direct or indirect subsidiary or divest itself of any material assets by transferring them to any future subsidiary or by entering into a partnership, joint venture or similar arrangement, (ii) make any material change in its capital structures, or (iii) enter into any management contract permitting a third party any management rights with respect to Borrower's business.

     (m) Certain Changes. Borrower shall not transfer its principal office or its registered offices from its current location or change its name or keep Collateral at any location(s) other than those at which the same are presently kept without written consent of Lender. Borrower shall not change its Fiscal Year.

     (n) Loan Documents. Borrower shall not alter, amend or cause the alteration or amendment of any of the Loan Documents without the prior written consent of Lender.

     (o) Amendments to Formation Documents. Borrower shall not adopt any amendment, modification or waiver of any provision of its Certificate of Formation, nor shall Borrower permit any Member to, adopt any amendment, modification or waiver of any provision of its of Limited Liability Company Agreement.

     (p) Investments. Without Lender's prior written consent, Borrower will not make, or suffer to exist, any Investment except Investments in certificates of deposit or other obligations of a bank or trust company having capital, surplus and undivided profits of at least $100,000,000, or obligations of the United States government or any agency thereof

     (q) Change of Operator. Borrower shall not take any action to appoint, replace or remove any Operator of any of the Properties without Lender's prior written consent.

     (r) Additional Operations. Until all the Development Operations have been completed, Borrower shall not conduct or invest in any other development activities, including, without limitation, drilling, sidetracking, deepening, completing, recompleting or reworking operations, except for (i) development activities for which Lender has granted prior written approval and (ii) the prudent maintenance of existing wells included in the Collateral.

     (s) Affiliate Transactions. Borrower shall not enter into one or more transactions with any Affiliate of Borrower, except with Lender's prior written approval and then only to the extent the terms of any such transaction are fair and reasonable (at least as favorable as would be obtainable by Borrower at the time in a comparable arm's length transaction with a Person other than an Affiliate).

     (t) Ratios. Borrower shall not permit (i) at any time, the market value of its current liabilities (excluding from the calculation of current liabilities the Loans and any required mark-to-market of unliquidated commodity-hedge contracts required under FASB 133) to exceed the market value of its current assets (excluding from the calculation of current assets any required mark-to-market of unliquidated commodity-hedge contracts required under FASB 133) (calculated in accordance with GAAP), except as specifically set forth above) and (ii) its Loan to Value Ratio to be greater than (A) 1.0 to 1.0 for the period commencing on March 31, 2007 (based on the Reserve Report dated December 31, 2006) through and including March 31, 2008, or (B) 0.7 to 1.0 at any time thereafter.

ARTICLE VIII
FURTHER RIGHTS OF LENDER

     Section 8.1 Maintenance of Security Interests. Borrower authorizes Lender to execute alone any financing statement or other documents or instruments that Lender may require under Section 6.2 to perfect, protect or establish any Lien hereunder or under any Security Documents and further authorizes Lender to sign Borrower's name on the same. Borrower hereby authorizes Lender, during the continuance of any Event of Default, to appoint such Person or Persons as Lender may designate as its agent and attorney-in-fact to endorse the name of Borrower on any checks, notes, drafts or other forms of payment or security that may come into the possession of either Lender or any Affiliate of Lender, to sign Borrower's name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement and the Security Documents. The powers granted herein, being coupled with an interest, are irrevocable. Neither Lender nor the agent and attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same is not malicious or grossly negligent. Upon payment and performance of all Obligations of Borrower to Lender, such power of attorney will become null and void.

     Section 8.2 Performance of Obligations. In the event that Borrower fails to purchase or maintain insurance in accordance with the requirements of this Agreement, or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any Lien prohibited hereby shall not be paid in full or discharged, or in the event that Borrower shall fail to perform or comply with any other covenant, promise or Obligation to Lender hereunder or under any Loan Document, Lender may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of Borrower, and all monies so paid by Lender, including, without limitation, reasonable attorneys' fees and disbursements, shall be treated as an additional Obligation of Borrower to Lender hereunder and under the Loan Documents.

     Section 8.3 Access to Collateral. In addition to Lender's rights under Section 7.1(d), upon the occurrence and during the continuance of an Event of Default, Lender may (i) enter

Borrower's premises at any time; and (ii) until it completes the enforcement of its rights in the Equipment or other Collateral subject to its Lien and the sale or other disposition of any property subject thereto, take possession of such premises without charge, rent or payment therefor, or place custodians in control thereof, remain on such premises and use the same and any of Borrower's Equipment and other Collateral for the purpose of completing any work in process, preparing any Collateral for disposing of or collecting any Collateral.

     Section 8.4 Overriding Royalty Interest. At Closing, Borrower shall assign to Lender an ORRI in the Properties pursuant to an Overriding Royalty Interest Conveyance equal to seven percent (7%) proportionately reduced to Borrower's Working Interest (plus Borrower's royalty interests) in the Properties, including the Leases described on Exhibit "A" and on all Wells now or hereafter located on the Properties (including Leases and related Units). So long as the Obligations remain, Borrower shall also assign to Lender additional ORRIs equal to seven percent (7%) proportionately reduced to Borrower's Working Interest (plus Borrower's royalty interests) on oil and gas properties acquired from time to time.

     Section 8.5 Set-Off Rights. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to set-off and apply against the Obligations in such manner as Lender may determine, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender or any depositary to Borrower whether or not the Obligations are then due, except for any amounts owing to third-party Working Interest and royalty interest holders of which Lender shall have been notified. Lender shall provide reasonable notice to Borrower following any application of such funds. As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other property of Borrower now or hereafter held by Lender, including, without limitation, property held in safekeeping. In addition to Lender's right of set-off and as further security for the Obligations, Borrower hereby grants to Lender a security interest and lien in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender or any depositary and all other sums at any time credited by or owing from Lender or any depositary to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

ARTICLE IX
CLOSING; CONDITIONS TO CLOSING

     Section 9.1 Closing. Subject to the conditions set forth in this Agreement, the closing shall occur at a mutually agreeable time on or before April 13, 2006 (the "Closing"). The date the Closing actually occurs is hereby called the "Closing Date." The Closing shall be held at the offices of Lender's counsel in Houston, Texas, or at such other place as Borrower and Lender may agree in writing.
Section 9.2 Conditions to Closing. As conditions precedent to the making of the Initial Loan hereunder and to the making of any other Loans, Lender shall have obtained approval of its management and Borrower shall deliver to Lender the following items duly executed (where required) and in form and substance satisfactory to Lender and its counsel:

     (a) the Note and multiple counterparts of this Agreement and satisfactory evidence in Lender's sole discretion that the PSA has irrevocably closed and that the seller's interests in the Properties have been assigned to Borrower;

     (b) a Permitted Swap Agreement covering matters addressed in Section 2.9;

     (c) the Overriding Royalty Interest Conveyance and the other Loan Documents and in as many counterparts as Lender may require;

     (d) duly executed copies of the Assignment and Bill of Sale pursuant to the PSA, as Lender may request;

     (e) a certificate of the secretary or assistant secretary of Borrower dated the Closing Date, certifying the incumbency of its officers executing this Agreement and any other documents required hereby and certifying resolutions adopted by all the Members authorizing Borrower's execution and delivery of this Agreement, the Note, the Security Documents, the other Loan Documents and all other documents and instruments contemplated by this Agreement;

     (f) a certificate of authorized Member of Borrower dated the Closing Date, certifying the truth and accuracy of the representations and warranties of Borrower set forth in this Agreement and Borrower's performance and compliance with all agreements and covenants required by this Agreement to be performed or complied with prior to the making of the Loans;

     (g) a certificate of authorized Member of Borrower dated the Closing Date, certifying the truth and accuracy of the following lists to be provided by Borrower: (i) a list of all mechanics' and materialmen's liens (and other similar liens), and liens under operating and similar agreements, to the extent the same relate to expenses incurred in the ordinary course of business; (ii) a list of statutory liens for taxes which are not yet delinquent; and (iii) a list of all outstanding Debts of Borrower;

     (h) the Certificate of Formation of the Borrower and the unanimous resolutions of the Members of Borrower, all certified by the unanimous consent of the Members of the Borrower;
certificates, as of the most recent dates practicable, of the Secretary of State of Delaware attesting to Borrower's good standing, and of each state in which Borrower is qualified to do business as a limited liability company (including Oklahoma), attesting to such qualification;

     (j) the written opinion of Borrower's Oklahoma and Texas counsel dated the Closing Date and addressed to Lender;

     (k) evidence that Borrower has obtained or caused to be obtained insurance in accordance with Sections 7.1(o) and (p);

     (1) title materials satisfactory to Lender establishing that Borrower has acquired Defensible Title to the Properties, subject only to Permitted Encumbrances;

     (m) the Pro Forma Financial Statements of Borrower as of the Closing Date;

     (n) the results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower from the Offices of the Secretary of State of Delaware;

     (o) fully executed release instruments satisfactory to Lender covering all the liens and security interests granted in connection with the Collateral;

     (p) any and all fees required under this Agreement are paid in full;

     (q) evidence satisfactory to Lender in its sole discretion that the Members of Borrower have made an equity contribution to Borrower in an aggregate amount of not less than $3,500,000; and

     (r) such other documents and instruments as Lender may reasonably request.

     Section 9.3 Conditions Precedent to Agreement. Lender shall not make any Loans available unless the following conditions precedent have been satisfied.

     (a) There is no Event of Default, Unmatured Event of Default or Tax Claim;

     (b) All of Borrower's representations and warranties made in any Loan Document shall be true and correct as if made on the date of such Loan (except to the extent that the facts upon which such representation are based have been changed by the extension of credit hereunder);

     (c) Borrower shall have performed and complied with all agreements and conditions in the Loan Documents which are required to be performed or complied with by it on or prior to the date of such Loans;

     (d) No law, regulation, order, judgment or decree of any governmental authority is in effect or pending which shall enjoin, prohibit or restrain such Loan or impose, or result in the imposition of, any adverse condition upon Lender;

     (e) Lender shall have received all documents and instruments which Lender has then reasonably requested as to, (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Person in any Loan Document, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lender (in reasonable exercise of its discretion) in form, substance, and date;

     (f) Lender shall have received satisfactory due diligence analysis including, but not limited to, financial and operational data, title and environmental review, all such data to be provided by Borrower; and

     (g) Lender shall have received satisfactory information regarding existing operating agreements and also all existing gas sales and oil sales which will include, for gas sales on a well-by-well basis, where applicable, transportation costs, gathering costs, processing costs, gas stream heating content, then-current market prices for gas of similar quality and copies of existing sales contracts and for oil sales, individual well specific gravity of produced oil, transportation costs, sulfur content, purchase bonuses, then-current market prices for oil of similar quality, and copies of existing sales contracts.

ARTICLE X
EVENTS OF DEFAULT AND REMEDIES

     Section 10.1 Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Borrower fails to pay any Obligation for principal or interest owing under the Note when the same is due and payable, whether at a date for the payment of an installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise and, with regard to any such interest payment, Lender notifies Borrower of such failure to make any such interest payment;

     (b) Projected Net Revenue attributable to Proved Reserves based on any of the Reserve Reports to be delivered to Lender after the Closing Date (after being adjusted to incorporate Lender's then-current assumptions with respect to pricing, Expenses, discount rates and hedges under Permitted Swap Agreements) is insufficient to fully amortize the Loans by their stated maturity;

     (c) Any Loan Document at any time ceases to be valid, binding and enforceable against Borrower for any reason other than its release or subordination made with the consent of Lender; or Borrower or any Member asserts that any Loan Document to which it is a Party is not valid, binding and enforceable against Borrower;

     (d) Borrower fails to (1) duly observe, perform or comply with any covenant set forth in Section 7.2 or (2) enter in to the Permitted Swap Agreement as set forth in Section 2.9;

     (e) Any "Event of Default" (as defined in any Security Document) (other than an event which is referred to in subsections (a) through (d) above) occurs under the Security Document, and the same is not remedied within the applicable period of grace (if any) provided in such Security Document;

     (f) Borrower fails (other than as referred to in subsections (a) through (e) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure is not remedied within thirty (30) days of the time at which Borrower receives notice from Lender;

     (g) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made;

     (h) Any Lien, other than the Liens held by Lender against the Property, resulting from a Tax Claim or otherwise, for $50,000 or more is asserted against Borrower and such claim is not withdrawn, formally disputed in good faith, or otherwise disposed of within sixty days (60) thereafter;

     (i) Subject to Permitted Encumbrances, Lender shall at any time not have a perfected first priority Lien on all or any part of the Collateral;

     (j) The Working Interest and/or Net Revenue Interest on the Properties is decreased from those set forth in Exhibit "A" without the prior written consent of Lender;

     (k) Borrower:

     (i) has entered against it a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it and any such judgment, decree, order or proceeding shall not have been dismissed within sixty (60) days; or

     (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) Debts as such Debts become due; or takes action to authorize any of the foregoing; or

     (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, or such appointment or taking possession is at any time consented to, requested by or acquiesced to by it and any such appointment shall not have been dismissed within sixty (60) days; or

     (iv) suffers the entry against it of a final judgment for the payment of money in excess of $50,000, unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

     (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside; or

     (vi) fails to pay any Debt in excess of $50,000 (other than the Obligations) or any interest or premium thereon, when due (whether at scheduled maturity or by acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such Debt or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate or to permit the acceleration of, the maturity of such Debt (in excess of $50,000), or if, as the result of such a default, any such Debt (in excess of $50,000) shall be declared to be due and payable, or is required to be prepaid, prior to the stated maturity thereof; or

     (vii) fails to perform its obligations under the Overriding Royalty Interest Conveyance or any Permitted Swap Agreement and such failure continues beyond any applicable grace period set forth therein; or

     (1) a Change of Control occurs with regard to Borrower; or Chris Dittmar ceases to be materially involved in the management of Borrower; or Richard G. Boyce ceases to be the primary petroleum engineer for Borrower and the successor engineer is not reasonably satisfactory to Lender.

Section 10.2 Acceleration.

      (a) Automatic Acceleration. Upon the occurrence of an Event of Default described in Section 10.1(k)(i), (k)(ii) or (k)(iii), all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each obligor, if any, that at any time ratifies or approves this Agreement, as a guarantor or otherwise. After any acceleration under this subsection, any obligation of Lender to make any further Loans or advances of any kind under any Loan Document shall at the option of Lender be permanently terminated.

     (b) Other Acceleration. Upon the occurrence and during the continuance of any Event of Default not described in the preceding Section 10.2(a), Lender may at any time and from time to time and without notice to Borrower, except as may otherwise be required hereunder, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower.

     Section 10.3 Remedies. If any Event of Default shall occur and be continuing, Lender's obligation to make any Loan(s) shall be suspended, and Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity. If any Unmatured Event of Default shall occur and be continuing, Lender's obligation to make any Loans shall be suspended, so long as any such Unmatured Events of Default or resulting Event of Default is continuing.

     Section 10.4 Indemnity. Borrower agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, experts and advisors) of any kind or nature whatsoever (in this Section 10.5 collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by or asserted against Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents or the transactions and events including, without limitation, the enforcement or defense thereof at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER PROVIDED ONLY THAT NO PERSON SHALL BE ENTITLED UNDER THIS SECTION 10.5 TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. As used in this Section 10.5, the term "Lender" shall refer not only to the Person designated as such in Section 1.1, but also to its lender(s) and members and, with respect to each of the foregoing, each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

ARTICLE XI
MISCELLANEOUS

     Section 11.1 Waivers and Amendments; Acknowledgments and Admissions.

     (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall in any case of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     (b) Acknowledgments and Admissions. Borrower hereby represents, warrants and acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made independent decisions to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Lender to Borrower as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) Lender owes no fiduciary duty to Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between Borrower and Lender, (vii) should an Event of Default or Unmatured Event of Default occur or exist Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Unmatured Event of Default, or at any other time, waive, negotiate, discuss or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Unmatured Event of Default or any other provision of the Loan Documents, and (ix) Lender has relied upon the truthfulness of the acknowledgments in this Section 11.1(b) in deciding to execute and deliver this Agreement and to make the Loans.

THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS SUPERCEDE THAT CERTAIN TERM SHEET DATED ON OR ABOUT MARCH 28, 2006, EXECUTED BY BORROWER AND LENDER.

     Section 11.2 Assignments; Survival of Agreements; Cumulative Nature. Lender may assign and/or transfer a portion or all of its rights and privileges under the Loan Documents at any time and from time to time, including, but not limited to, any collateral assignment to secure any indebtedness of Lender to any other Person and shall provide written notice thereof to Borrower. Any assignee of any of Lender's rights under any of the Loan Documents shall be subrogated to any related rights and remedies that Lender may exercise against Borrower. All of the various representations, warranties, covenants and agreements of Borrower in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. The representations, warranties and covenants made by Borrower in the Loan Documents, and the rights, powers and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify or otherwise reduce the benefit to Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 11.3 Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery or by registered or certified United States mail, postage prepaid, (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail three (3) Business Days after deposit in the mail.

For delivery to Borrower:

EnDevCo Eureka, LLC
Attn: Chris Dittmar
2425 Fountainview Dr., Suite 215 Houston, TX 77057
Telephone: (713) 862-2272
Telecopy: (713) 862-2690

with a copy to:

Baker & Hostetler LLP Attn: John English
1000 Louisiana, Suite 2000 Houston, Texas 77002
Telephone: (713) 751-1600 Telecopy: (713) 751-1717

For delivery to Lender:

GasRock Capital LLC
Attn: Scott W. Johnson
1 Houston Center
1221 McKinney St., Suite 3180 Houston, Texas 77010-2026 Telephone: (713) 300-1400 Telecopy: (713) 300-1401

with a copy to:

Porter & Hedges, L.L.P. Attn: Ephraim del Pozo 1000 Main Street, 36th Floor Houston, Texas 77002
Telephone: (713) 226-6660 Telecopy: (713) 226-6260

     Section 11.4 Parties in Interest; Transfers. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior written consent of Lender. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

     Section 11.5 Governing Law; Submission to Process. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to principles of conflicts of law. This Agreement has been entered into in Houston, Texas and shall be performable for all purposes in Harris County, Texas. Subject to the provisions of Article XII, courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Lender, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Agreement or any other Loan Document;

and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

     Section 11.6 Limitation on Interest. Lender, Borrower and any other parties to any Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, the parties stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Borrower nor any present or future guarantors, endorsers or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section 11.6 shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable under any specific circumstance exceeds the maximum amount permitted under applicable law, Lender and Borrower (and any other payors thereof) shall to the greatest extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as interest, (y) exclude voluntary prepayments and the effects thereof, and (z) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

     Section 11.7 Termination; Limited Survival. In their sole and absolute discretion, Borrower and Lender may each, at any time that no Obligations are owing, elect in a notice delivered to the other to terminate this Agreement. Upon receipt of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from any prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by Borrower or Lender in any Loan Documents, and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents; provided, however, that nothing in this Section 11.7 shall affect any and all continuing rights, validity and enforceability of the ORRIs.

     Section 11.8 Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable, all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 11.9 Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 11.10 Further Assurances. The parties agree (a) to furnish upon request to each other such information, (b) to execute and deliver to each other such documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Loan Documents.

     Section 11.11 Waiver of Jury Trial, Punitive Damages, Etc. BORROWER AND LENDER HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 11. 11 .

     Section 11.12 Controlling Provision Upon Conflict. Except as may be expressly provided otherwise herein, in the event of a conflict between the provisions of this Agreement and those of any other Loan Document or any other instrument referred to herein or executed in connection with this Agreement, the provisions of this Agreement shall control.

ARTICLE XII
ARBITRATION

     Section 12.1 Arbitration.

     (a) Borrower and Lender and any other obligor party (the "parties") will attempt in good faith to resolve any controversy or dispute arising out of or relating to this Agreement, the Loan Documents or Collateral promptly by negotiations between themselves. The negotiation process may be started by the giving of written notice by any party to the other parties in accordance with the terms of Section 11.3, and the parties agree to negotiate in good faith, and select an independent mediator to facilitate the negotiations and conduct up to eight consecutive hours of mediated negotiations in Houston, Texas within 30 days after the notice is first sent. If, within 10 days after the initial notice, the parties are not able to agree upon a mediator, the party originally giving the notice shall promptly notify American Arbitration Association ("AAA"), 1331 Lamar, Suite 1180, Houston, Texas 77010, (713) 739-1302. AAA will promptly designate a mediator who is independent and impartial, and AAA's decision about the identity of the mediator will be final and binding.

     (b) No arbitration may be commenced by any party unless and until a negotiation complying with the foregoing paragraph has been completed, and no litigation or other proceeding may ever be instituted at any time in any court for the purpose of adjudicating, interpreting or, except as may be set forth in Section 12.1(h), enforcing any rights or obligations of the parties hereto or any rights or obligations relating to the subject matter hereof, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator.

     (c) If a controversy or dispute is not resolved after completion of the negotiation process described above, then, upon notice by any party to the other parties (an "Arbitration Notice") and to AAA, the controversy or dispute shall be submitted to an arbitration panel for binding arbitration in Houston, Texas, in accordance with AAA's Commercial Arbitration Rules (the "Rules"). The parties agree that they will faithfully observe this Agreement and the Rules and that they will abide by and perform any award rendered by the arbitration panel. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The award or judgment of the arbitration panel shall be final and binding on all parties and judgment upon the award or judgment of the arbitration panel may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitration panel will be shared by all parties engaged in the dispute or controversy on a basis determined to be fair and equitable by the arbitrator, taking into account the relative fault of each party, the relative credibility and merit of all claims and defenses made by each party and the cooperation, speed and efficiency of each party in conducting the arbitration proceedings and complying with the Rules and with orders and requests of the arbitrator.

     (d) Promptly after the Arbitration Notice is given, each party will select an independent and impartial arbitrator who will in turn select an independent and impartial third arbitrator (each such arbitrator must be experienced or have extensive familiarity with the oil and gas industry). If the arbitrators selected by the parties are unable to agree on a third arbitrator, then one of the parties shall notify AAA and AAA shall select the third arbitrator with oil and gas industry experience or familiarity. The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case. Such three arbitrators will constitute the arbitration panel.

     (e) Within 10 days after the selection of the arbitration panel, the parties and their counsel will appear before the arbitration panel at a place and time in Houston, Texas, as may be designated by the arbitration panel for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitration panel will set dates and times for additional hearings until the proceeding is concluded. The desire and goal of the parties is, and the arbitration panel will be advised that its goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any party or his counsel fails to appear at any scheduled hearing, the arbitration panel shall be entitled to reach a decision based on the evidence which has been presented to it by the parties who did appear. Any arbitral award may be confirmed by a Texas state court.

     (f) Any arbitral award may be enforced in the courts of the state of Texas or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts for said purpose and the parties hereby irrevocably waive to the fullest extent permitted by law any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (g) The arbitration panel will have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement.

     (h) For the avoidance of doubt, and notwithstanding anything to the contrary in Section 12.1 the provisions of this Section 12.1 relating to arbitration of disputes shall not apply to litigation that is instituted for the sole purpose of either: (i) compelling a party to submit to arbitration in accordance with the provisions of this Section 12.1, (ii) obtaining enforcement of any award or judgment of the arbitrator(s) issued pursuant to this Section 12.1, or (iii) Lender's enforcement of any rights or remedies under this Agreement or any of the Security Documents arising out of an Event of Default.

ARTICLE XIII
NOTICE TO BORROWER

THIS WRITTEN CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BETWEEN THE PARTIES REPRESENT THE FINAL EXPRESSION OF THE AGREEMENTS BETWEEN THE PARTIES. THIS WRITTEN CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BETWEEN THE PARTIES MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

THERE ARE NO UNWRITTEN, ORAL AGREEMENTS BETWEEN THE PARTIES.

[signature page follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:

ENDEVCO EUREKA, LLC,
a Delaware limited liability company

By: ENDEVCO, INC., Member

By:_________________________

Chris A. Dittmar,
Chief Executive Officer

LENDER:

GASROCK CAPITAL LLC,
a Delaware limited liability company

By:________________________

Scott W. Johnson,
Managing Director

Exhibit 10.2(a)

As of June 2, 2006

EnDevCo Eureka, LLC
Attn: Chris Dittmar
2425 Fountainview Dr., Suite 215 Houston, TX 77057

Re: First Amendment to April 2006 Credit Agreement

Dear Mr. Dittmar:

     Reference is made to the Advancing Term Credit Agreement dated effective as of April 13, 2006 (as amended, the "Agreement"), between EnDevCo Eureka, LLC ("Borrower"), and GasRock Capital LLC ("Lender"). Unless otherwise indicated, all capitalized terms herein are used as defined in the Agreement.
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

     1. Change of Definition of Repayment Date. The definition of "Repayment Date" in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

"Repayment Date" means, prior to the satisfaction of all Obligations, the last business day of each month, commencing with the month of May 2006 and ending on the Loan Termination Date.

     2. Representations and Warranties. Borrower represents and warrants that it possesses all requisite power and authority to execute, deliver and comply with the terms of this instrument, which has been duly authorized and approved by all necessary corporate action and for which no consent of any Person is required, and agrees to furnish Lender with evidence of such authorization and approval upon request.

     3. Loan Document; Effect. This instrument is a Loan Document and is part of the Agreement and, therefor, is subject to the applicable provisions of Section XI of the Agreement, all of which are incorporated herein by reference the same as if set forth herein verbatim. Except as amended in this instrument and by any prior written amendment, the Loan Documents are and shall be unchanged, shall remain in full force and effect, and are hereby ratified by Borrower. In the event of any inconsistency between the terms of the Agreement as hereby modified (the "Amended Agreement") and any other Loan Documents, the terms of the Amended Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement.

     4. No Waiver of Defaults. This instrument does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Loan Documents, or a waiver of Lender's right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents, and the Loan Documents shall continue to be binding upon, and inure to the benefit of, Borrower and Lender and their respective successors and assigns.

     5. Form. Each agreement, document, instrument or other writing to be furnished Lender under any provision of this instrument must be in form and substance satisfactory to Lender and its counsel.

     6. Multiple Counterparts. This instrument may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Borrower and Lender to execute the same counterpart hereof so long as Borrower and Lender execute a counterpart hereof.

     7. Final Agreement. THE LOAN DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows]

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If the foregoing terms and conditions are acceptable to Borrower, Borrower should indicate its acceptance by signing in the space provided below, whereupon this letter shall become an agreement binding upon and inuring to the benefit of Lender, Borrower and their respective successors and assigns.

Very truly yours,

LENDER:

GasRock Capital LLC,
a Delaware limited liability company

By:______________________
Scott Johnson
Managing Director

Accepted and agreed to as of the day and year first set forth in the foregoing letter.

BORROWER:

EnDevCo Eureka, LLC,
a Delaware limited liability company
EnDevCo, Inc., Member

By: _______________________
Chris Dittmar
Chief Executive Officer

[This is a signature page to the First Amendment to April 2006 Credit Agreement.]

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Exhibit 10.2(b)

As of April 2, 2007

EnDevCo Eureka, LLC
Attn: Chris A. Dittmar
2425 Fountainview Dr., Suite 215 Houston, TX 77057

Re: Second Amendment to Credit Agreement

Dear Mr. Dittmar:

     Reference is made to the Advancing Term Credit Agreement dated effective as of April 13, 2006 (as amended, the "Agreement"), between EnDevCo Eureka, LLC ("Borrower"), and GasRock Capital LLC ("Lender"). Unless otherwise indicated, all capitalized terms herein are used as defined in the Agreement.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

1. New Definitions. The following definitions are hereby added to Section 1.1 of the Agreement in their proper alphabetical order:

     "Alliance" means Alliance Energy Corporation, a Texas corporation.

     "Alliance Loan Agreement" means that certain Term Loan Agreement between Alliance and Lender dated April 2, 2007, as amended or otherwise modified from time to time.

     "Alliance Pledge Agreement" means the Pledge Agreement, as defined in the Alliance Loan Agreement.

     "Alliance Properties" means all Oil and Gas Properties of Alliance, now or hereafter acquired, including, without limitation, the interests in those certain Leases and properties and the other oil and gas assets described in Exhibit "A" to the Alliance Loan Agreement, as such Exhibit "A" may be modified, amended or supplemented from time to time.

     "Alliance Security Documents" means the Security Documents, as defined in the Alliance Loan Agreement.

     "Open Choke" means Open Choke Energy Advisors, LLC, a Texas limited liability company.

     "Open Choke Pledge Agreement" means the Pledge Agreement, as defined in the Alliance Loan Agreement.

     "Second Amendment" means the Second Amendment to this Agreement dated April 2, 2007.

     2. Change of Definitions. The following definitions in Section 1.1 are hereby deleted in their entirety and replaced with the following:

     "Collateral" means all property of any kind which, pursuant to any Loan Document, is subject to a Lien in favor of Lender or is purported or intended to be subject to such a Lien, including without limitation, the Properties, Borrower's interest in the Hydrocarbons produced therefrom or attributable thereto, the Equipment (including Fixtures), gathering systems, Borrower's interests in the seismic, geological and geophysical data relating thereto, Borrower's books and records relating thereto, 100 % of the membership interests in both Borrower and Open Choke, and all products and proceeds of any of the foregoing.

     "Equipment" means all equipment of Borrower more particularly described in Schedule 4.1(t), and all other equipment of Borrower, used for or in the operation of the Properties which may not be described in Schedule 4.1(t), of every kind and nature whether located on the Properties or located elsewhere, including but not limited to all pipelines, well and lease equipment and surface equipment, casing, tubing, connections, rods, pipe, machines, other compressors, gathering systems, meters, motors, pumps, tankage, fixtures, storage and handling equipment and all other equipment or movable property of any kind and nature and wherever situated now or hereafter owned by Borrower or in which Borrower may now or hereafter have any interest (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all logs and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes and replacements for any of the foregoing, plus all the "Equipment," as defined in the Alliance Loan Agreement.

     "Note" means the Amended and Restated Note in the principal amount of $50,000,000 in the form attached hereto as Exhibit "B."

     "Properties" means all Oil and Gas Properties of Borrower, now or hereafter acquired, including without limitation, the interests in those certain Leases and properties and the other oil and gas assets described in Exhibit "A," as Exhibit "A" may be modified, amended or supplemented from time to time, plus the Alliance Properties.

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     "Security Documents" means the Deed of Trust, the Security Agreement, the Pledge Agreement, the Deposit Account Control Agreement and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations, as the same may be modified, amended or supplemented from time to time pursuant to this Agreement, plus all the Alliance Security Documents.

3. Other Amendments to Certain Sections.

     Section 2.1(b)(iii)(3) is hereby amended by deleting the text of that Section in its entirety and replacing it with the following:

     (3) Notwithstanding the foregoing or anything herein to the contrary, in no event shall Lender be obligated to make any Development Loans, including the Committed Development Loan, pursuant to this Section 2.1(b) in excess of an aggregate amount of $40,259,000 (less the aggregate amount of Facility Fees) for all combined Development Operations approved by Lender.

     Section 2.4(b) (Mandatory Prepayment) is hereby amended by deleting the text of the first two sentences of that Section and replacing it with the following text:

     Except as expressly provided otherwise in Sections 2.6 and 6.7, if Borrower disposes of any part of the Collateral which constitutes any Property described on Exhibit "A," Borrower shall deliver to Lender 100% of the proceeds of such disposition on the first Business Day after Borrower's receipt of such proceeds. Lender shall apply such proceeds to the Obligations in the order and manner it elects until the Obligations are paid in full with any excess proceeds being applied pursuant to Section 2.6(b) of the Alliance Loan Agreement.

     Section 2.6 is deleted in its entirety and replaced with the following:

     Section 2.6 Application of Receipts. Net Revenue shall be calculated by Lender based on the Property Operating Statement. Borrower shall prepare and deliver the Property Operating Statement to Lender once per month, as soon as practical and in any event no later than the last Business Day of each month. Such Property Operating Statement shall detail Borrower's Gross Receipts and Expenses with respect to the current month the Property Operating Statement is due and for any other such amounts relating to any preceding months that were not previously accounted for in a Property Operating Statement. The first Property Operating Statement shall be delivered no later than May 31, 2006; provided, however, that this first Property Operating Statement shall cover the period from Closing through and including May 31, 2006. On the Repayment Date at the end of each

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Interest Period, Gross Receipts for such Interest Period shall be applied as follows:

(a) First, to the amount necessary to pay the Expenses.

(b) Second, eighty-five percent (85.0%) of the Net Revenue to Lender for payment of the following amounts:

     (i) first, to all accrued and unpaid interest due on the Note, until all such accrued interest is paid in full;

     (ii) second, to the extent the "net revenue" from the Alliance Properties is not sufficient to cover such amounts, to all accrued and unpaid interest due under the Alliance Loan Agreement, until all such accrued interest is paid in full; and

     (iii) third, to the outstanding principal under the Note,

     provided that, upon the occurrence and continuation of an Event of Default (and to the extent required by Section 2.2(e) above), the percentage of the Net Revenue to be applied under this Section 2.6(b) shall be increased to one hundred percent (100%) or such other amount specified in Section 2.2(e) above.

     (e) Third, $5,000 to Lender as the Administration Fee (other than the initial Administration Fee) to the extent such fee accrues in the current month the Property Operating Statement is due.

     (d) Fourth, so long as no Event of Default shall have occurred and be continuing, any remaining amounts shall be paid to Borrower by remitting such sums to the Borrower Operating Account in accordance with Section 2.7(b).

     Section 5.1 is hereby amended by deleting subpart (i) and replacing it with the following:

     (i) any default or event of default under the Alliance Loan Agreement; or

     (ii) any other matter which has resulted or may result in a material adverse change in the financial condition, operations or assets of Borrower.

     Section 6.3 is hereby amended by deleting the text of that Section in its entirety and replacing it with the following text:

     Section 6.3 Release of Collateral. If (a) the Obligations (other than those arising under the Overriding Royalty Interest Conveyance), have been paid in full, and (b) no Umnatured Event of Default or Event of Default then exists, then (i) Lender shall deliver or cause to be delivered to Borrower, at Borrower's expense, (A) a release of the Deposit Account Control Agreement, (B) releases and satisfactions of all Liens and financing statements (and other registrations of security) with respect to the Collateral (including releasing Liens on the Alliance Properties, the Properties

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hereunder, and the membership interests in both Borrower and Open Choke), to the extent such Liens were granted in connection with this Agreement to secure the Obligations (as opposed to the obligations to Lender under the Alliance Credit Agreement), and (ii) Borrower shall deliver to Lender a general release of all of Lender's liabilities and obligations under the Loan Documents and an acknowledgment that the same have been terminated. Nothing in this Section 6.3 shall require Lender to release any Liens on the Alliance Properties which secure the obligations to Lender under the Alliance Loan Agreement.

     Section 10.1 is hereby amended by adding subpart

     (m) at the end of that Section: (m) a default occurs under the Alliance Loan Agreement.

     Section 10.3 is hereby amended by adding thereto the following text:

     All proceeds from the sale of the Collateral shall be applied to the Obligations in the order and manner Lender elects until the Obligations are paid in full, and any excess proceeds shall be applied the amounts due Lender under the Alliance Loan Agreement, until those amounts are paid in full. Any remaining proceeds shall be delivered to the party entitled to receive such amounts under applicable law.

     4. Conditions to Second Amendment. This Second Amendment shall be effective once each of the following have been delivered to Lender in form satisfactory to Lender and its counsel:

a. This Second Amendment executed by Borrower;

b. The Note executed by Borrower;

c. The Master Amendment to Security Documents dated of even date herewith executed by Borrower and Lender;

d. The Loan Documents (as defined in the Alliance Loan Agreement) executed by Alliance;

e. The Guaranty (as defined in the Alliance Loan Agreement) executed by Chris A. Dittmar;

f. Certificate from Borrower certifying the incumbency of its officers executing this Second Amendment, the Note and any other documents required hereby, and certifying resolutions adopted by the members of Borrower authorizing Borrower's execution of this Second Amendment, the Note and all other documents and instruments contemplated by this Second Amendment;

g. Certificate of Existence and Good Standing of Borrower from its jurisdiction of organization; and

h. such other documents as Lender may reasonably request.

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     5. Representations and Warranties. Borrower represents and warrants that it possesses all requisite power and authority to execute, deliver and comply with the terms of this instrument, which has been duly authorized and approved by all necessary corporate action and for which no consent of any Person is required, and agrees to furnish Lender with evidence of such authorization and approval upon request.

     6. Loan Document; Effect. This instrument is a Loan Document and is part of the Agreement and, therefor, is subject to the applicable provisions of Section XI of the Agreement, all of which are incorporated herein by reference the same as if set forth herein verbatim. Except as amended in this instrument and by any prior written amendment, the Loan Documents are and shall be unchanged, shall remain in full force and effect, and are hereby ratified by Borrower. In the event of any inconsistency between the terms of the Agreement as hereby modified (the "Amended Agreement") and any other Loan Documents, the terms of the Amended Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement.

     7. No Waiver of Defaults; Etc. This instrument does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Loan Documents, or a waiver of Lender's right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents, and the Loan Documents shall continue to be binding upon, and inure to the benefit of, Borrower and Lender and their respective successors and assigns. Borrower releases Lender from any liability for actions or failures to act in connection with the Loan Documents prior to the date of this instrument.

     8. Form. Each agreement, document, instrument or other writing to be furnished Lender under any provision of this instrument must be in form and substance satisfactory to Lender and its counsel.

     9. Multiple Counterparts. This instrument may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Borrower and Lender to execute the same counterpart hereof so long as Borrower and Lender execute a counterpart hereof.

     10. Final Agreement. THE LOAN DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows]

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If the foregoing terms and conditions are acceptable to Borrower, Borrower should indicate its acceptance by signing in the space provided below, whereupon this letter shall become an agreement binding upon and inuring to the benefit of Lender, Borrower and their respective successors and assigns.

Very truly yours,

LENDER:

GASROCK CAPITAL LLC,
a Delaware limited liability company

By:

David R. Taylor
Principal

Accepted and agreed to as of the day and year first set forth in the foregoing letter.

BORROWER:

ENDEVCO EUREKA, LLC,
a Delaware limited liability company

By: ENDEVCO, INC., Member

By:
Chris A. Dittmar,
Chief Executive Officer

This is a signature page to the Second Amendment to Credit Agreement dated April 2, 2007,

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